To: Wells Fargo Bank, N.A., solely as Securities Administrator on behalf of Banc of America Funding 2007-1 Trust Attn: Chris Regnier Telephone: 410 884 2000 Fax: 410 715 2380


From: Bank of America, N.A. 233 South Wacker Drive - Suite 2800 Chicago Illinois
     60606 U.S.A. Department: Swaps Operations Telephone: (+1) 312 234 2732 Fax:
     (+1) 866 255 1444


Date: 19th January 2007

Our Reference No:          5018538 / 5018540
Reference Name:            Suzanne Buchta
Internal Tracking No:  2360004 / 2360009


Dear Sir/Madam,

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between Wells Fargo Bank, N.A., as Securities Administrator on behalf of Banc of America Funding 2007-1 Trust, and Bank of America, N.A. (each a "party" and together "the parties") on the Trade Date specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified below (the "Agreement").

The definitions and provisions contained in the 2000 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc., (the "Definitions") are incorporated into this Confirmation. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of 30th January 2007, as amended and supplemented from time to time, between the parties. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.


In this Confirmation "Party A" means Bank of America, N.A. and "Party B" means Wells Fargo Bank, N.A., solely as Securities Administrator on behalf of Banc of America Funding 2007-1 Trust.

General Terms:

The terms of the particular Transaction to which this Confirmation relates are as follows:



Notional Amount:                                  For each Calculation Period, the Notional Amount shall equal the lesser of:

(i)                                                  the Scheduled Notional
                                                     Amount for such Calculation
                                                     Period as detailed in the
                                                     Schedule of Notional
                                                     Amounts attached hereto
                                                     (ii) the Class Certificate
                                                     Balance of the Class 1-A-1
                                                     Certificates prior to
                                                              distributions on
                                                              the Distribution
                                                              Date (as defined
                                                              in the Pooling and
                                                              Servicing
                                                              Agreement dated
                                                              January 30, 2007)
                                                              related to the
                                                              Calculation
                                                              Period. The
                                                              Securities
                                                              Administrator
                                                              shall make
                                                              available each
                                                              month via its
                                                              website a
                                                              statement
                                                              containing the
                                                              Class Certificate
                                                              Balance of the
                                                              Class 1-A-1
                                                              Certificates for
                                                              such Calculation
                                                              Period. The
                                                              Securities
                                                              Administrator's
                                                              internet website
                                                              shall initially be
                                                              located at
                                                              www.ctslink.com
                                                              and assistance in
                                                              using the website
                                                              can be obtained by
                                                              calling the
                                                              Securities
                                                              Administrator's
                                                              investor relations
                                                              desk at (301)
                                                              815-6600.

Trade Date:                                          19th January 2007

Effective Date:                             30th January 2007

Termination Date:                                    25th March 2011

Fixed Amounts:

Fixed Rate Payer:                           Party B

Fixed Rate Payer
Payment Dates:                                       31st January 2007, subject to adjustment in accordance with the Following
                            Business Day Convention.

Fixed Amount:                               USD [     ]


Floating Amounts:

Floating Rate Payer:                                 Party A


Cap Rate I:                                          5.35000 per cent

Cap Rate II:                                         8.85000 per cent

Floating Rate Payer Payment
Dates:                                               Early Payments shall be applicable - 2 Business Day prior to each Floating Rate
                              Payer Period End Date

Floating Rate Payer
Period End Dates:                                    The 25th of each Month, commencing on 25th February 2007 and ending on the
                                                     Termination Date.   No Adjustment.



Floating Amount:                                     The product of (a) the Notional Amount (b) the Floating Rate Day Count Fraction
                                                     and (c) the Settlement Spread which shall be calculated in accordance with the following formula:

                                                     If USD-LIBOR-BBA is greater
                                                     than the Cap Rate I for the
                                                     applicable Calculation
                                                     Period, then Settlement
                                                     Spread = (USD-LIBOR-BBA -
                                                     applicable Cap Rate I)
                                                     provided, however, that if

                                                     USD-LIBOR-BBA for any
                                                     Calculation Period is
                                                     greater than the Cap Rate
                                                     II then the USD-LIBOR-BBA
                                                     for such Calculation Period
                                                     shall be deemed to be the
                                                     Cap Rate II.

                                                     If 1 Month USD-LIBOR-BBA is
                                                     less than or equal to the
                                                     Cap Rate I for the
                                                     applicable Calculation
                                                     Period, then Settlement
                                                     Spread = Zero.

Floating Rate for initial
Calculation Period:                                  5.32000 per cent

Floating Rate Option:                                USD-LIBOR-BBA

Designated Maturity:                                 1 month

Spread:                                              None

Floating Rate Day
Count Fraction:                                      30/360

Reset Dates:                                         First day of each Calculation Period.

Business Days:                                       New York

Calculation Agent:                                   Party A


Recording of Conversations:

     Each party to this Transaction acknowledges and agrees to the tape recording of conversations between the parties to this Transaction whether by one or other or both of the parties or their agents, and that any such tape recordings may be submitted in evidence in any Proceedings relating to the Agreement and/or this Transaction.

Account Details:

     As advised under separate cover with reference to this Confirmation, each party shall provide appropriate payment instructions to the other party in writing and such instructions shall be deemed to be incorporated into this Confirmation.


Offices:

     The Office of Party A for this Transaction is: Charlotte - NC, United States Please send reset notices to fax no. (+1) 866 218 8487

     The Office of Party B for this Transaction is: Columbia, MD, United States


Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement by returning via telecopier an executed copy of this Confirmation in its entirety to the attention of Global FX and Derivative Operations (fax no.(+1) 866 255 1444).


Accepted and confirmed as of the date first written:




Bank of America, N.A.                                Wells Fargo Bank, N.A. solely as Securities          Administrator on behalf of
Banc of America                                      Funding 2007-1 Trust




Authorised Signatory                        By: ___________________________
                                                     Name:
                                                     Title:






Calculation Period
   Scheduled to
    Commence On:      Notional Amount (USD)
    ------------      ---------------------
           1/25/2007         125,000,000.00
           2/25/2007         124,356,038.00
           3/25/2007         123,542,575.00
           4/25/2007         122,560,243.00
           5/25/2007         121,410,127.00
           6/25/2007         120,093,765.00
           7/25/2007         118,613,151.00
           8/25/2007         116,970,734.00
           9/25/2007         115,169,414.00
          10/25/2007         113,212,541.00
          11/25/2007         111,103,906.00
          12/25/2007         108,847,735.00
           1/25/2008         106,448,681.00
           2/25/2008         103,912,498.00
           3/25/2008         101,244,976.00
           4/25/2008          98,451,885.00
           5/25/2008          95,539,369.00
           6/25/2008          92,513,930.00
           7/25/2008          89,382,407.00
           8/25/2008          86,151,957.00
           9/25/2008          82,831,827.00
          10/25/2008          79,429,949.00
          11/25/2008          75,954,123.00
          12/25/2008          72,414,130.00
           1/25/2009          68,818,052.00
           2/25/2009          65,177,493.00
           3/25/2009          61,501,986.00
           4/25/2009          57,800,590.00
           5/25/2009          54,135,489.00
           6/25/2009          50,592,376.00
           7/25/2009          47,169,372.00
           8/25/2009          43,863,465.00
           9/25/2009          40,671,714.00
          10/25/2009          37,591,245.00
          11/25/2009          34,619,255.00
          12/25/2009          31,753,002.00
           1/25/2010          28,989,813.00
           2/25/2010          26,327,075.00
           3/25/2010          23,762,237.00
           4/25/2010          21,292,808.00
           5/25/2010          18,916,356.00
           6/25/2010          16,630,506.00
           7/25/2010          14,432,939.00
           8/25/2010          12,321,391.00
           9/25/2010          10,293,651.00
          10/25/2010           8,347,559.00
          11/25/2010           6,481,008.00
          12/25/2010           4,691,939.00
           1/25/2011           2,978,344.00
           2/25/2011           1,338,261.00


Our Reference Number: 5018538 / 5018540
Internal Tracking No: 2360004 / 2360009

                                    SCHEDULE

                                     to the

                                Master Agreement
                          (Multicurrency-Cross Border)

                                   dated as of
                                January 30, 2007

                                     between

 BANK OF AMERICA, N.A., a national banking association organized under the laws of the United States
                                   ("Party A")

                                       and

     WELLS FARGO BANK, N.A., SOLELY AS SECURITIES ADMINISTRATOR, ON BEHALF
                    OF BANC OF AMERICA FUNDING 2007-1 TRUST
                                     a trust
         organized and existing under the laws of the State of New York
                                   ("Party B")


                                     Part 1
                                   Definitions

     Capitalized terms used herein and not otherwise defined shall have the meaning specified in that certain Pooling and Servicing Agreement, dated January 30, 2007 (the "Pooling and Servicing Agreement") among Banc of America Funding Corporation, as depositor, Wells Fargo Bank, N.A., as master servicer and securities administrator, and U.S. Bank National Association, as trustee. For the avoidance of doubt, references herein to a particular "Section" of this Agreement are references to the corresponding sections of the Master Agreement.

                             Termination Provisions

In this Agreement:

(a)  "Specified Entity" means in relation to Party A for the purpose of:

     Section 5(a)(v),          Not Applicable
     Section 5(a)(vi),         Not Applicable
     Section 5(a)(vii),        Not Applicable
     Section 5(b)(iv),         Not Applicable

     in relation to Party B for the purpose of:

     Section 5(a)(v),          Not Applicable
     Section 5(a)(vi),         Not Applicable

     Section 5(a)(vii),        Not Applicable
     Section 5(b)(iv),         Not Applicable

(b) "Specified Transaction" will have the meaning specified in Section 14 of this Agreement.

(c)  Application of Events of Default.  The provisions of
     Section 5(a) of this Agreement will apply to Party A and Party B as follows:


     Section 5(a)                       Party A                  Party B

     (i)   "Failure to Pay or Deliver"  Applicable (except as    Applicable.
                                        provided below in Part
                                        1(e)(i)).

     (ii)  "Breach of Agreement"        Not Applicable.          Not Applicable.

     (iii) "Credit Support Default"     Applicable (except as    Applicable.
                                        provided below in Part
                                        1(e)(i).

     (iv)  "Misrepresentation"          Not Applicable.          Not Applicable.

     (v)   "Default Under Specified     Not Applicable.          Not Applicable.
           Transaction"

     (vi)  "Cross-Default"              Not Applicable.          Not Applicable.

     (vii) "Bankruptcy"                 Applicable.              Applicable (the provisions of
                                                                 Section 5(a)(vii) clause
                                                                 2 will not be applicable as
                                                                 an Event of Default to the
                                                                 extent such event relates to
                                                                 nonpayment of
                                                                 indebtedness other than
                                                                 that of the related class of
                                                                 Certificates.

     (viii) "Merger Without             Applicable.              Applicable.
            Assumption"

(d) Section 5(a)(iii)(1) will apply in respect of Party B's obligations under Paragraph 3(b) of any credit support annex from time to time entered into between Party A and Party B in relation to this Agreement.

(e) (i) Notwithstanding Sections 5(a)(i) and 5(a)(iii), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under any credit support annex from time to time entered into between Party A and Party B in relation to this Agreement shall not be an Event of Default unless (A) the Second Rating Trigger Requirements (defined below) apply and at least 30 Local Business Days have elapsed since the last time the Second Rating Trigger Requirements did not apply and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

     (ii) With respect to Section 5(a)(vi):

     "Specified Indebtedness" will have the meaning specified in Section 14, provided that Specified Indebtedness shall not include deposits received in the course of a party's ordinary banking business. "Threshold Amount" means, with respect to Party A, 3% of shareholders' equity of Bank of America Corporation as described in its most recently published audited financial statements or its equivalent in any currency (excluding deposits). (f) Application of Events of Termination Events. The provisions of Section 5(b) of this Agreement will apply to Party A and Party B as follows:

     Section 5(b)                       Party A                 Party B

     (i)   "Illegality"                 Applicable.             Applicable.

     (ii)  "Tax Event"                  Applicable.             Applicable.

     (iii) "Tax Event Upon Merger"      Applicable.             Applicable.

     (iv)  "Credit Event Upon           Not Applicable.         Not Applicable.
           Merger"

(g) Notwithstanding Section 5(b)(iii), Party A shall not be entitled to designate an Early Termination Date by reason of a Tax Event Upon Merger in respect of which it is the Affected Party.

(h) Section 6(b)(ii) will apply, provided that the words "or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party" shall be deleted.

(i) The "Automatic Early Termination" provision of Section 6(a) will not apply to either Party A or to Party B.

(j)  Payments  on Early  Termination.  For the  purpose of Section  6(e) of this
     Agreement:

     Market Quotation will apply and the Second Method will apply; provided, however, with respect to an early termination in which Party A is the Defaulting Party or sole Affected Party in respect of an Additional Termination Event or Tax Event Upon Merger, notwithstanding Section 6 of this Agreement, the following amendment to this Agreement set forth in paragraphs (i) to (ix) below shall apply:

     (i) For the purposes of Section 6(d)(i), Party B's obligation with respect to the extent of information to be provided with its calculations is limited to information Party B has already received in writing which Party B is able to release without breaching any contractual obligations or the provisions of any law applicable to Party B.

     (ii) The definition of "Market Quotation" shall be deleted in its entirety and replaced with the following:

     ""Market Quotation" means, with respect to one or more Terminated Transactions, a Firm Offer which is (1) made by a Reference Market-maker that is an Eligible Replacement, (2) for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Reference Market-maker to enter into a transaction (the "Replacement Transaction") that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transactions or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date, (3) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included and (4) made in respect of a Replacement Transaction with commercial terms substantially the same as those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions)."

     (iii) The definition of "Settlement Amount" shall be deleted in its entirety and replaced with the following:

     ""Settlement Amount" means, with respect to any Early Termination Date, an amount (as determined by Party B) equal to:

     (a) If a Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding on or before the day falling ten Local Business Days after the day on which the Early Termination Date is designated (or such later day as Party B may specify in writing to Party A, which in any event will not be later than the Early Termination Date) (such day, the "Latest Settlement Amount Determination Day"), the Termination Currency Equivalent of the amount (whether positive or negative) of such Market Quotation; or

     (b) If no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding on or before the Latest Settlement Amount Determination Day, Party B's Loss (whether positive or negative and without reference to any Unpaid amounts) for the relevant Terminated Transaction or group of Terminated Transactions."

     (iv) For the purpose of paragraph (4) of the definition of Market Quotation, Party B shall determine in its sole discretion, acting in a commercially reasonable manner, whether a Firm Offer is made in respect of a Replacement Transaction with commercial terms substantially the same as those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions).

     (v) Party B undertakes to use its reasonable efforts to obtain at least one Market Quotation before the Latest Settlement Amount Determination Day.

     (vi) Party B will be deemed to have discharged its obligations under (v) above if it requests Party A to obtain Market Quotations, where such request is made in writing within two Local Business Days after the day on which the Early Termination Date is designated.

     (vii) if Party B requests Party A in writing to obtain Market Quotations, Party A shall use its reasonable efforts to do so before the Latest Settlement Amount Determination Day.

     (viii)  Any  amount  calculated  as  being  due  in  respect  of  an  Early
     Termination Date will be payable in accordance with Section 6(d)(ii), provided that if such payment is owed to Party B, it will be payable on the day that notice of the amount payable is given to Party A.

     (ix) If the Settlement Amount is a negative number, Section 6(e)(i)(3) of this Agreement shall be deleted in its entirety and replaced with the following:

     "Second Method and Market Quotation. If Second Method and Market Quotation apply, (1) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions,
     (2) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (3) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B, Provided that, (i) the amounts payable under (2) and (3) shall be subject to netting in accordance with Section 2(c) of this Agreement and (ii) notwithstanding any other provision of this Agreement, any amount payable by Party A under (3) shall not be netted-off against any amount payable by Party B under (1)."

     (k)  "Termination Currency" means United States Dollars.

     (l) Additional Termination Event will apply. Each of the following events shall constitute an Additional Termination Event hereunder:

          (i) A termination pursuant to Section 10.01 of the Pooling and Servicing Agreement. For purposes of Section 6 of this Agreement, Party B shall be the sole Affected Party.

          (ii) An amendment and/or supplement to the Pooling and Servicing Agreement is made without the prior written consent of Party A (such consent not to be unreasonably withheld), if such amendment and/or supplement would: (a) adversely affect any of Party A's rights or obligations under this Agreement; or (b) modify the obligations of, or impair the ability of, Party B to fully perform any of Party B's obligations under this Agreement. For purposes of Section 6 of this Agreement, Party B shall be the sole Affected Party.

         (iii) Downgrade of Party A. The following shall constitute Additional Termination Event in which Party A is the sole Affected Party:

               (A) S&P Downgrade. If a Ratings Event (as defined below) shall occur and be continuing with respect to Party A, then Party A shall (A) within 5 Business Days of such Ratings Event, give notice to Party B of the occurrence of such Ratings Event, and
               (B) use reasonable efforts to transfer (at its own cost) Party A's rights and obligations under this Agreement and all Confirmations to another party, subject to satisfaction of the Rating Agency Condition (as defined below). Unless such a transfer by Party A has occurred within 20 Business Days after the occurrence of a Ratings Event, Party A post Eligible Collateral (as designated in the approved Credit Support Annex), to secure Party B's exposure or potential exposure to Party A, and such Eligible Collateral shall be provided in accordance with a Credit Support Annex attached hereto. Notwithstanding the posting of Eligible Collateral, Party A shall continue to use reasonable efforts to transfer its rights and obligations under this Agreement to an acceptable third party; provided, however, that Party A's obligations to find a transferee and to post Eligible Collateral under such Credit Support Annex shall remain in effect only for so long as a Ratings Event is continuing with respect to Party A. For the purpose of this Part 1(l), a "Ratings Event" shall occur with respect to Party A if the long-term and short-term senior unsecured deposit ratings of Party A cease to be at least A and A-1 by Standard & Poor's Ratings Service or any successor thereto ("S&P"), to the extent such obligations are rated by S&P. "Rating Agency Condition" means, with respect to any action taken or to be taken, a condition that is satisfied when S&P has confirmed that such action would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by such Rating Agency to the applicable class of Certificates. In addition, if the long-term unsecured and unsubordinated debt rating of Party A ceases to be at least BBB- or is withdrawn by S&P, then Party A shall (at its own cost)
               (A) within 10 General Business Days of such event use reasonable efforts to transfer Party A's rights and obligations under this Agreement to another party, subject to satisfaction of the Rating Agency Condition or (B) obtain a guaranty or contingent agreement of another person, which has the ratings set forth in the definition of "Ratings Event" to honor Party A's obligations under this Agreement, subject to satisfaction of the Rating
               Agency Condition. The failure by Party A to post Eligible Collateral in accordance herewith or to transfer its rights and obligations hereunder shall constitute an Additional Termination Event for which Party A shall be the sole Affected Party.

               (B) Moody's First Rating Trigger Collateral. Party A has failed to comply with or perform any obligation to be complied with or performed by Party A in accordance with the Credit Support Annex from time to time entered into between Party A and Party B in relation to this Agreement and either (x) the Moody's Second Rating Trigger Requirements do not apply or (y) less than 30 Local Business Days have elapsed since the last time the Moody's Second Rating Trigger Requirements did not apply.

               (C) Moody's Second Rating Trigger Replacement. (x) The Moody's Second Rating Trigger Requirements apply and 30 or more Local Business Days have elapsed since the last time the Moody's Second Rating Trigger Requirements did not apply and (y) (i) at least one Eligible Replacement has made a Firm Offer (which remains capable of becoming legally binding upon acceptance) to be the transferee of a transfer to be made in accordance with Part 5(m) below and/or (ii) at least one entity with the Moody's First Trigger Required Ratings and/or the Moody's Second Trigger Required Ratings has made a Firm Offer (which remains capable of becoming legally binding upon acceptance by the offeree) to provide an Eligible Guarantee in respect of all of Party A's present and future obligations under this Agreement.

               For the purpose of sub-paragraph (B) and (C) above:

               "Eligible Guarantee" means an unconditional and irrevocable guarantee that is provided by a guarantor as principal debtor rather than surety and is directly enforceable by Party B, where either (A) a law firm has given a legal opinion confirming that none of the guarantor's payments to Party B under such guarantee will be subject to withholding for tax or (B) such guarantee provides that, in the event that any of such guarantor's payments to Party B are subject to withholding for tax, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by Party B (free and clear of any withholding tax) will equal the full amount Party B would have received had no such withholding been required.

               "Eligible Replacement" means an entity (A) with the Moody's First Trigger Required Ratings and/or the Moody's Second Trigger Required Ratings that is the subject of a legal opinion given by a law firm confirming that none of its payments to Party B will be subject to withholding for tax or (B) whose present and future obligations owing to Party B are guaranteed pursuant to an Eligible Guarantee provided by a guarantor with the Moody's First Trigger Required Ratings and/or the Moody's Second Trigger Required Ratings.

               "Firm Offer" means an offer which, when made, was capable of becoming legally binding upon acceptance.

               "Moody's Short-term Rating" means a rating assigned by Moody's under its short-term rating scale in respect of an entity's short-term, unsecured and unsubordinated debt obligations

               "Relevant Entities" means Party A and any guarantor under an Eligible Guarantee in respect of all of Party A's present and future obligations under this Agreement.

               An entity shall have the "Moody's First Trigger Required Ratings"
               (x) where such entity is the subject of a Moody's Short-term Rating, if such rating is "Prime-1" and its long-term, unsecured and unsubordinated debt obligations are rated "A2" or above by Moody's and (y) where such entity is not the subject of a Moody's Short-term Rating, if its long-term, unsecured and unsubordinated debt obligations are rated "A1" or above by Moody's.

               (i) The "Moody's Second Rating Trigger Requirements" shall apply so long as no Relevant Entity has the Second Trigger Required Ratings.

                    i. (i) The  "Moody's  Second  Rating  Trigger  Requirements"
               shall apply so long as no Relevant Entity has the Second Trigger Required Ratings.

                    ii. (i) The "Moody's  Second  Rating  Trigger  Requirements"
               shall apply so long as no Relevant Entity has the Second Trigger Required Ratings.

               An entity shall have the "Moody's Second Trigger Required Ratings" (x) where such entity is the subject of a Moody's Short-term Rating, if such rating is "Prime-2" or above and its long-term, unsecured and unsubordinated debt obligations are rated "A3" or above by Moody's and (y) where such entity is not the subject of a Moody's Short-term Rating, if its long-term, unsecured and unsubordinated debt obligations are rated "A3" or above by Moody's.

               (ii) So long as the Moody's Second Rating Trigger Requirements apply, Party A will at its own cost use commercially reasonable efforts to, as soon as reasonably practicable, procure either (x) an Eligible Guarantee in respect of all of Party A's present and future obligations under this Agreement to be provided by a guarantor with the Moody's First Trigger Required Ratings and/or the Moody's Second Trigger Required Ratings or (y) a transfer in accordance with Part 5(m)(ii) below.


                                     Part 2
                               Tax Representations

(a) Payer Representations. For the purpose of Section 3(e) of this Agreement, Party A and Party B make the following representation:

     It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii), or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement, and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement, and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under
     Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b) Payee Representations. For the purpose of Section 3(f) of this Agreement, Party A and Party B make the following representations:

     (i) It is a "U.S. Person" (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations for United States federal income tax purposes and an "Exempt recipient" (within the meaning of Section 1.6049-4(c)(1)(ii) of United States Treasury Regulations) for United States federal income tax purposes.

     (ii) It is a New York law common trust and it is a "U.S Person" (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations for United States federal income tax purposes and an "Exempt recipient" (within the meaning of Section 1.6049-4(c)(1)(ii) of United States Treasury Regulations) for United States federal income tax purposes.

                                     Part 3
                         Agreement to Deliver Documents

For the purpose of Section 4(a)(i) and (ii) of this Agreement, each Party agrees to deliver the following documents as applicable:

(a)  Tax forms, documents or certificates to be delivered are:


----------------------------- ------------------------------   -------------------------------------
   Party Required to deliver
         Document                Form/Document/Certificate      Date by which to Delivered
============================= ==============================   =====================================
Party B.                       An executed U.S. Internal        (i) Before the first Payment Date
                               Revenue Service Form W-9 (or     under this Agreement, (ii) promptly
                               any successor thereto).          upon reasonable demand by Party A
                                                                and (iii) promptly upon learning that any
                                                                such form previously provided to
                                                                Party A has become obsolete or
                                                                incorrect.

(b)  Other documents to be delivered are:


----------------------      ---------------------------------------- -------------------------- ------------------------
Party Required to                    Form/Document/                    Date by which to be          Covered by Section
deliver Document                      Certificate                            Delivered                     3(d)
                                                                                                     Representation
======================      ======================================== ========================== ========================
Party B.                    Credit Support Document, if any,         Concurrently with the                Yes.
                            specified in Part 4 hereof, such         execution of this
                            Credit Support Document being            Agreement.
                            duly executed if required.

Party A/Party B.            Incumbency certificate or other          Concurrently with the                Yes.
                            documents evidencing the                 execution of this
                            authority of the party entering into     Agreement or of any
                            this Agreement or any other              other documents
                            document executed in connection          executed in connection
                            with this Agreement.                     with this Agreement.

Party B.                    Monthly statement setting forth the      Upon availability.                   Yes.
                            information specified in Section
                            5.04 of the Pooling and Servicing
                            Agreement

Party A and Party B.        Legal opinion from counsel (which        Concurrently with the                No.
                            may be in house counsel)                 execution of this
                            concerning due authorization,            Agreement.
                            enforceability and related matters,
                            addressed to the other party and
                            acceptable to such other party.

Party A and Party B.        Certified copies of all corporate,      Upon execution and                    Yes
                            partnership or membership               delivery of this
                            authorizations, as the case may be,     Agreement
                            and any other documents with
                            respect to the execution, delivery
                            and performance of this
                            Agreement and any Credit Support
                            Document

Party A.                    Annual Report of Bank of America        To be made available                  Yes
                            Corporation containing audited,         on www.bankofamerica.c
                            consolidated financial statements       om/investor/as soon
                            certified by independent certified      as available and in any
                            public accountants and prepared in      event within 90 days
                            accordance with generally               after the end of each
                            accepted accounting principles in       fiscal year of Party A
                            the country in which such party is
                            organized

Party A.                    Quarterly Financial Statements of       To be made available                  Yes
                            Bank of America Corporation             on
                            containing unaudited, consolidated      www.bankofamerica
                            financial statements of such party's    .com/investor/as
                            fiscal quarter prepared in              soon as available and
                            accordance with generally               in any event within 30
                            accepted accounting principles in       days after the end of
                            the country in which such party is      each fiscal quarter of
                            organized                               Party A

                  [remainder of page intentionally left blank]

                                     Part 4
                                  Miscellaneous

(a)  Addresses for Notices: For the purpose of Section 12(a) of this Agreement:

     Address for notices or communications to Party A:

     Bank of  America,  N.A.
     Sears  Tower
     233 South  Wacker  Drive,  Suite 2800
     Chicago, IL 60606 Attention:  Swap Operations
     Telephone No.:  312-234-2732
     Facsimile No.: 866-255-1444

     with a copy to:

     Bank of America, N.A.
     100 N. Tryon St., NC1-007-13-01
     Charlotte, North Carolina  28255
     Attention:  Global Markets Trading Agreements
     Facsimile No.:  704-386-4113

     (For all purposes).


     Address for notices or communications to Party B:

       c/o Wells Fargo Bank, N.A.
       9062 Old Annapolis Road
       Columbia, MD 21045
       Attention:  Client Manager - BAFC 2007-1
       Telephone No.: 410.884.2000
       Facsimile No.: 410.715.2380

     (For all purposes).

(b)  Process Agent. For the purpose of Section 13(c):

     Party A appoints as its Process Agent: Not Applicable.

     Party B appoints as its Process Agent: Not Applicable.

(c)  Offices. The provisions of Section 10(a) will apply to this Agreement.

(d)  Multibranch Party. For the purpose of Section 10(c) of this Agreement:

     Party A is a Multibranch Party and may act through its Charlotte, North Carolina, Chicago, Illinois, San Francisco, California, New York, New York,

     Boston, Massachusetts or London, England Office, or such other Office as may be agreed to by the parties in connection with a Transaction.

     Party B is not a Multibranch Party.

(e)  Calculation Agent. The Calculation Agent is Party A.

(f)  Credit Support Document. Details of any Credit Support Document:

     Each of the following, as amended, extended, supplemented or otherwise modified in writing from time to time, is a "Credit Support Document":

     Party A: the 1994 ISDA Credit Support Annex and paragraph 13 thereto dated as of the date hereof and attached hereto.

     Party B: the Pooling and Servicing Agreement.

     Party B agrees that any security interests in collateral granted to Party A under the foregoing Credit Support Documents shall secure the obligations of Party B to Party A under this Agreement.

(g)  Credit Support Provider.

     Credit Support Provider means in relation to Party A, Not Applicable

     Credit Support Provider means in relation to Party B, Not Applicable.

(h) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to its conflict of laws provisions, except for Sections 5-1401 and 5-1402 of the New York General Obligations Law).

(i) Netting of Payments. Subparagraph (ii) of Section 2(c) shall apply to all Transactions; provided, however, if the parties otherwise so agree, then subparagraph (ii) of Section 2(c) shall not apply.

(j) "Affiliate" will have the meaning specified in Section 14 of this Agreement.


                                     Part 5
                                Other Provisions

(a) Representations. Section 3(a)(iii) is hereby amended by inserting the words "or investment policies, or guidelines, procedures, or restrictions," immediately following the word "documents."

(b) Financial Statements. Section 3(d) is hereby amended by adding in the third line thereof after the word "respect" and before the period:

     "or, in the case of financial statements, a fair presentation of the financial condition of the relevant party."

(c) Additional Representations. For purposes of Section 3, the following shall be added, immediately following paragraph (f) thereto:

     (g) It is an "eligible contract participant" within the meaning of Section 1(a)(12) of the Commodity Exchange Act, as amended.

     (h) It has entered into this Agreement (including each Transaction evidenced hereby) in conjunction with its line of business (including financial intermediation services) or the financing of its business.

     (i) It is entering into this Agreement, any Credit Support Document to which it is a party, each Transaction and any other documentation relating to this Agreement or any Transaction as principal (and not as agent or in any other capacity, fiduciary or otherwise).

     In addition, the parties each represent that:

          Non-Reliance.   Each  party  represents  to  the  other  party  (which
          representation will be deemed to be repeated by each party on each date on which a Transaction is entered into or amended, extended or otherwise modified) that: (1) it is acting for its own account and has made its own independent decisions to enter into this Agreement and any Transaction hereunder and as to whether this Agreement and any Transaction hereunder is appropriate or proper for it based on its own judgment and upon advice from such advisors as it has deemed necessary; (2) it is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Agreement or any Transaction hereunder, it being understood that information and explanations related to the terms and conditions of this Agreement and any Transaction hereunder shall not be considered investment advice or a recommendation to enter into this Agreement or any Transaction hereunder; (3) no communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of any Transaction hereunder; and (4) it is capable of evaluation and understanding (on its own behalf or through independent professional advice), and understand and accepts, the terms, conditions and risks of that Transaction; and (5) it is capable of assuming, and assumes, the financial and other risks of that Transaction.

     In addition, Party B represents that:

          Party B represents and warrants at all times hereunder that (x) it is not an "employee benefit plan" subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "plan" subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or any person who is acting on behalf of such an employee benefit plan (collectively, a "Plan") in connection with any Transaction under this Agreement or (y) any Plan that purchases a Certificate issued by the Issuing Entity while this Agreement is in effect (i) shall represent or shall be deemed to represent that the purchase of such Certificate is in reliance on at least one of Prohibited Transaction Class Exemption 84-14, 90-1, 91-38, 95-60 or 96-23 or (ii) shall provide an opinion of counsel which states that such purchase is permissible under applicable law and will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

     In addition, Party A represents that:

          Pari Passu: Its obligations under this Agreement rank pari passu with all of its other unsecured, unsubordinated obligations except those obligations preferred by operation of law.

(d) Method of Notice. Section 12(a)(ii) of this Agreement is deleted in its entirety.

(e) Set-off. Without affecting the provisions of this Agreement requiring the calculation of certain net payment amounts, as a result of an Event of Default or Additional Termination Event or otherwise, all payments under this Agreement will be made without setoff or counterclaim. Section 6(f) of this Agreement is deleted in its entirety

(f) Escrow. If by reason of the time difference between the cities in which payments are to be made, it is not possible for simultaneous payments to be made on any date on which both parties are required to make payments hereunder, either party may, at its option and in its sole discretion, notify the other party that payments on that date are to be made in escrow. In this case, deposit of the payment due earlier on that date shall be made by 2:00 p.m. (local time at the place for the earlier payment) on that date with an escrow agent selected by the notifying party (and reasonably acceptable to the notified party), accompanied by irrevocable payment instructions (i) to release the deposited payment to the intended recipient upon receipt by the escrow agent of the required deposit of the corresponding payment from the other party on the same date accompanied by irrevocable payment instructions to the same effect or (ii) if the required deposit of the corresponding payment is not made on that same date, to return the payment deposited to the party that paid it in escrow. The party that elects to have payments made in escrow shall pay the costs of the escrow arrangements and shall cause those arrangements to provide that the intended recipient of the payment due to be deposited first shall be entitled to interest on that deposited payment for each day in the period of its deposit at the rate offered by the escrow agent for that day for overnight deposits in the relevant currency in the office where it holds that deposited payment (at 11:00 a.m. local time on that day) if that payment is not released by 5:00 p.m. local time on the date it is deposited for any reason, other than the intended recipient's failure to make the escrow deposit it is required to make hereunder in a timely fashion.

(g) Consent to Recording. The parties agree that each may electronically record all telephonic conversations between marketing and trading personnel in connection with this Agreement and that any such recordings may be submitted in evidence in any Proceedings relating to the Agreement.

(h) Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY CREDIT SUPPORT DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREUNDER.

(i) Definitions. Capitalized terms used within this Agreement or in the Confirmations to the Transaction but not defined herein or therein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement.

(j)  Additional Acknowledgments and Agreements of the Parties.

     (i) No Amendment without Prior Confirmation by Rating Agencies. Section 9(b) of this Agreement is hereby amended by adding the following at the end of such Section: ", and unless the Rating Agencies confirm that such amendment will not cause the reduction, suspension or withdrawal of the then current rating on any of the Certificates, unless such amendment clarifies any term or provision, corrects any inconsistency, cures any ambiguity, or corrects any typographical error in the Agreement (in which case copies of such proposed amendment will be provided to the Rating Agencies prior to the effectiveness of such amendment)."

     (ii) Consent by Party A to Amendments to Certain Documents. Before any amendment or supplement is made to the Pooling and Servicing Agreement and/or any other Transaction Document which would adversely affect any of Party A's rights or obligations under this Agreement, or modify the obligations of or impair the ability of Party B to fully perform any of Party B's obligations under this Agreement, Party B shall provide Party A with a copy of the proposed amendment or supplement and shall obtain the written consent of Party A (which consent shall not be unreasonably withheld) to such amendment or supplement prior to its adoption, as well as satisfaction of the Rating Agency Condition. For the avoidance of doubt, any Transaction Document may be amended, supplemented or otherwise modified in accordance with the terms thereof without the consent of Party A to cure any typographical error or ambiguity, provided that such actions shall not adversely affect in any respects the interests of Party A.

(m)  Transfers.

     (i)  Section 7 of this Agreement shall not apply to Party A and, subject to
          Section 6(b)(ii) and Part 5(m)(ii) below, Party A may not transfer (whether by way of security or otherwise) any interest or obligation in or under this Agreement without the prior written consent of Party B and satisfaction of Rating Agency Condition.

     (ii) Party A may (at its own cost) transfer all or substantially all of its rights and obligations with respect to this Agreement to any other entity (a "Transferee") that is an Eligible Replacement, provided that Party B shall determine in its sole discretion, acting in a commercially reasonable manner, whether or not a transfer relates to all or substantially all of Party A's rights and obligations under this Agreement. Following such transfer, all references to Party A shall be deemed to be references to the Transferee and satisfaction of Rating Agency Condition.

     (iii) If an entity has made a Firm Offer (which remains capable of becoming legally binding upon acceptance) to be the transferee of a transfer to be made in accordance with (ii) above, Party B shall (at Party A's cost) at Party A's written request, take any reasonable steps required to be taken by it to effect such transfer and satisfaction of Rating Agency Condition.

(o)  Non-Petition.  Party A hereby  agrees  that it will not,  prior to the date which is one year and one day after all Certificates (as such term is defined in the Pooling and Servicing Agreement) issued by the Issuing Entity pursuant to the Pooling and Servicing Agreement have been paid in full, acquiesce, petition or otherwise invoke or cause Party B, or Banc of America Funding 2007-1 Trust (the "Issuing Entity") to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against Party B or the Issuing Entity under any federal or state bankruptcy, insolvency or similar law or for the purpose of appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official for Party B or the Issuing Entity or any substantial part of the property of Party B or the Issuing Entity, or for the purpose of ordering the winding up or liquidation of the affairs of Party B or the Issuing Entity. Nothing herein shall prevent Party A from participating in any such proceeding once commenced.

(p) USA PATRIOT Act Notice. Party A hereby notifies Party B that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies Party B, which information includes the name and address of Party B and other information that will allow Party A to identify Party B in accordance with the Act.

(q) Limited Recourse. The obligations of Party B under this Agreement are limited recourse obligations of Party B, payable solely from the amounts provided under the Pooling and Servicing Agreement, subject to and in accordance with the terms of the Pooling and Servicing Agreement, and, following payment of such amounts, any claims of Party A against Party B shall be extinguished. It is understood that the foregoing provisions shall not (i) prevent recourse to the assets of Party B for the sums due or to become due under any security, instrument or agreement which is secured by such assets (subject to the priority of payments set forth in the Pooling and Servicing Agreement) or (ii) constitute a waiver, release or discharge of any obligation of Party B arising under this Agreement until such assets have been realized upon and the proceeds applied in accordance with the Pooling and Servicing Agreement, whereupon any outstanding obligation of Party B under this Agreement shall be extinguished. Notwithstanding the foregoing (or anything to the contrary in this Agreement), Party B shall be liable for its own fraud, negligence, willful misconduct and/or bad faith.

(r) Jurisdiction. Section 13(b) of this Agreement is hereby amended by: (i) deleting the word "non-" in the second line of subparagraph (i) thereof; and (ii) adding the words "except as necessary to pursue enforcement of the judgment of any such court in other jurisdictions" to the last line of subparagraph (i) thereof.

(s) Delivery of Confirmations. For each Transaction entered into hereunder, Party A shall promptly send to Party B a Confirmation (which may be via facsimile transmission). Party B agrees to respond to such Confirmation promptly, either confirming agreement thereto or requesting a correction of any error(s) contained therein. Failure by Party A to send a Confirmation or of Party B to respond within such period shall not affect the validity or enforceability of such Transaction. Absent manifest error, there shall be a presumption that the terms contained in such Confirmation are the terms of the Transaction.

(t)  Safe Harbors. Each party to this Agreement acknowledges that:

     (i) This Agreement, including any Credit Support Document, is a "master netting agreement" as defined in the U.S. Bankruptcy Code (the "Code"), and a "netting contract" as defined in the netting provisions of the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), and this Agreement, including any Credit Support Document, and each Transaction hereunder is of a type set forth in Section 561(a)(1)-(5) of the Code;

     (ii) Party A is a "master netting agreement participant," a "financial institution," a "financial participant," a "forward contract merchant" and a "swap participant" as defined in the Code, and a "financial institution" as defined in the netting provisions of FDICIA;

     (iii) The remedies provided herein, and in any Credit Support Document, are the remedies referred to in Section 561(a), Sections 362(b)(6), (7),
          (17) and (27), and Section 362(o) of the Code, and in Section 11(e)(8)(A) and (C) of the Federal Deposit Insurance Act;

     (iv) All transfers of cash, securities or other property under or in connection with this Agreement, any Credit Support Document or any Transaction hereunder are "margin payments," "settlement payments" and "transfers" under Sections 546(e), (f), (g) or (j), and under Section 548(d)(2) of the Code; and

     (v) Each obligation under this Agreement, any Credit Support Document or any Transaction hereunder is an obligation to make a "margin payment," "settlement payment" and "payment" within the meaning of Sections 362, 560 and 561 of the Code.

(u)  Tax.

     (i) Notwithstanding the definition of "Indemnifiable Tax" in Section 14 of this Agreement, in relation to payments by Party A, any Tax shall be an Indemnifiable Tax and, in relation to payments by Party B, no Tax shall be an Indemnifiable Tax.

     (ii) Section 2(d)(i)(4) of this Agreement shall be deleted in its entirety and replaced with the words "if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required".

(v) Limitation of Supplemental Interest Trust Trustee's Liability. It is expressly understood and agreed by the parties hereto that insofar as this Agreement or the Confirmation is executed by Wells Fargo Bank, N.A., (i) the same is executed and delivered by it not in its individual capacity but solely as Supplemental Interest Trust Trustee under (and as defined in) the Pooling and Servicing Agreement, in the exercise of the powers and authority conferred upon and vested in it thereunder and pursuant to instructions set forth herein, (ii) each of the representations, undertakings and other agreements herein made on behalf of Party B is made and intended not as a personal representation, undertaking or agreement of Wells Fargo Bank, N.A., but is made and intended solely for the purpose of binding only Party B, and (iii) under no circumstances shall Wells Fargo Bank, N.A., in its individual capacity, be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty, covenant or other agreement made or undertaken by it on behalf of Party B under this Agreement or any Confirmation hereunder. Notwithstanding the foregoing (or anything to the contrary herein), Wells Fargo Bank, N.A. shall be liable for its own fraud, negligence, willful misconduct and/or bad faith

(w) Compliance with Regulation AB. In connection with the Pooling and Servicing Agreement, Party B represents that this Agreement is a derivative instrument as described in Item 1115 of Regulation AB under the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended ("Regulation AB"), and not a credit support contract described in Item 1114 of Regulation AB.

     (a) In accordance with Regulation AB, Party A represents that: (i) the name of the derivative counterparty is Bank of America, N.A.; (ii) the organizational form of the derivative counterparty is a national banking association organized under the laws of the United States; and (iii) the general character of the business of the derivative counterparty is to be engaged in a general consumer banking, commercial banking and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services.

     (b) Party A has been advised that the Depositor and the Issuing Entity are required under Regulation AB to disclose certain financial information regarding Party A depending on the applicable "significance percentage" of this Agreement, as calculated from time to time in accordance with Item
     1115 of Regulation AB (as discussed in the Pooling and Servicing Agreement). Party A has been advised by the Sponsor that the applicable "significance percentage" of this Agreement is less than 10% as of the date of initial issuance of the Certificates, and accordingly, no financial information regarding Party A need be disclosed as of such date in accordance with Item 1115 of Regulation AB.

     (c) If required, Party A shall provide to the Securities Administrator the applicable financial information described under Item 1115(b)(1) or (b)(2), as applicable, of Regulation AB, including agreed upon procedures letters and related consents of certified public accountants with respect thereto (the "Reg AB Information") within five (5) Local Business Days of receipt of a written request for such Reg AB Information by Party B (the "Response Period"), so long as the Sponsor has reasonably determined, in good faith, that such information is required under Regulation AB; provided, however, that if Party A, in good faith, determines that it is unable to provide the Reg AB Information within the Response Period, then, subject to the Rating Agency Condition, Party A shall use reasonable efforts to cause a Reg AB Approved Entity (as defined below) to replace Party A as party to this Agreement on terms substantially similar to this Agreement and provide the required Reg AB Information prior to the expiration of the Response Period; and provided, further, that if Party A makes such determination and is not able to cause such a replacement, an Additional Termination Event shall occur, as to which Party A shall be the sole Affected Party.

     (d) "Reg AB Approved Entity" means any entity that (i) has the ability to provide the Reg AB Information and (ii) meets or exceeds the Approved Rating Thresholds (as defined below). If Party B requests (in writing) the Reg AB Information from Party A, then Party B shall promptly (and in any event within two (2) Local Business Days of the date of the request for the Reg AB Information) provide Party A with a written explanation of how the significance percentage was calculated.

     (e) "Approved Rating Thresholds" means an entity that has a long-term and short-term senior unsecured deposit rating of at least A and A-1 by S&P and A1 and P-1 by Moody's, to the extent such obligations are rated by S&P and Moody's.

                  [remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have executed this Schedule by their duly authorized officers as of the date hereof.


BANK OF AMERICA, N.A.                     WELLS FARGO BANK,  N.A., SOLELY AS
                                          SECURITIES ADMINISTRATOR, ON  BEHALF
                                          OF BANC OF AMERICA FUNDING 2007-1
                                          TRUST




------------------------------            ------------------------------
Name:                                     Name:
Title:                                    title:

2


                                      ISDA
              International Swaps and Derivatives Association, Inc.

                              2002 MASTER AGREEMENT






                          dated as of January 30, 2007
                      ......................................



BANK OF AMERICA, N.A. and WELLS FARGO BANK, N.A., SOLELY AS SECURITIES ADMINISTRATOR ON BEHALF OF BANC OF AMERICA FUNDING 2007-1 TRUST


have entered and/or anticipate entering into one or more transactions (each a "Transaction") that are or will be governed by this 2002 Master Agreement, which includes the schedule (the "Schedule"), and the documents and other confirming evidence (each a "Confirmation") exchanged between the parties or otherwise effective for the purpose of confirming or evidencing those Transactions. This 2002 Master Agreement and the Schedule are together referred to as this "Master Agreement".

Accordingly, the parties agree as follows:-

1. Interpretation

(a) Definitions. The terms defined in Section 14 and elsewhere in this Master Agreement will have the meanings therein specified for the purpose of this Master Agreement.

(b) Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement, such Confirmation will prevail for the purpose of the relevant Transaction.

(c) Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this "Agreement"), and the parties would not otherwise enter into any Transactions.

2. Obligations

(a)      General Conditions.

(i)  Each  party  will  make  each   payment  or  delivery   specified  in  each
     Confirmation to be made by it, subject to the other provisions of this Agreement.

(ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

(iii) Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other condition specified in this Agreement to be a condition precedent for the purpose of this Section 2(a)(iii).

(b) Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the Scheduled Settlement Date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c) Netting of Payments. If on any date amounts would otherwise be payable:-

          (i) in the same currency; and

          (ii) in respect of the same Transaction,

by each party to the other, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by which the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount and payment obligation will be determined in respect of all amounts payable on the same date in the same currency in respect of those Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or any Confirmation by specifying that "Multiple Transaction Payment Netting" applies to the Transactions identified as being subject to the election (in which case clause (ii) above will not apply to such Transactions). If Multiple Transaction Payment Netting is applicable to Transactions, it will apply to those Transactions with effect from the starting date specified in the Schedule or such Confirmation, or, if a starting date is not specified in the Schedule or such Confirmation, the starting date otherwise agreed by the parties in writing. This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d) Deduction or Withholding for Tax.

     (i) Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party ("X") will:-

          (1)  promptly notify the other party ("Y") of such requirement;

          (2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

          (3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

          (4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:-

               (A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

               (B)  the  failure  of a  representation  made  by Y  pursuant  to
                    Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, after a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

     (ii) Liability. If:-

          (1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

          (2)  X does not so deduct or withhold; and

          (3) a liability resulting from such Tax is assessed directly against X,

     then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

3. Representations

Each party makes the representations contained in Sections 3(a), 3(b), 3(c), 3(d), 3(e) and 3(f) and, if specified in the Schedule as applying, 3(g) to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement). If any "Additional Representation" is specified in the Schedule or any Confirmation as applying, the party or parties specified for such Additional Representation will make and, if applicable, be deemed to repeat such Additional Representation at the time or times specified for such Additional Representation.

(a) Basic Representations.

     (i) Status. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

     (ii) Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

     (iii) No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

     (iv) Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

     (v) Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b) Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c) Absence of Litigation. There is not pending or, to its knowledge, threatened against it, any of its Credit Support Providers or any of its applicable Specified Entities any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d) Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e) Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f) Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

(g) No Agency. It is entering into this Agreement, including each Transaction, as principal and not as agent of any person or entity.

4. Agreements

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:-

(a) Furnish Specified Information. It will deliver to the other party or, in certain cases under clause (iii) below, to such government or taxing authority as the other party reasonably directs:-

     (i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

     (ii) any other documents specified in the Schedule or any Confirmation; and

     (iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b) Maintain Authorisations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c) Comply With Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d) Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e) Payment of Stamp Tax. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organised, managed and controlled or considered to have its seat, or where an Office through which it is acting for the purpose of this Agreement is located ("Stamp Tax Jurisdiction"), and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party's execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5.   Events of Default and Termination Events

(a) Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes (subject to Sections 5(c) and 6(e)(iv)) an event of default (an "Event of Default") with respect to such party:-

     (i) Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 9(h)(i)(2) or (4) required to be made by it if such failure is not remedied on or before the first Local Business Day in the case of any such payment or the first Local Delivery Day in the case of any such delivery after, in each case, notice of such failure is given to the party;

     (ii) Breach of Agreement; Repudiation of Agreement.

          (1) Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 9(h)(i)(2) or (4) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied within 30 days after notice of such failure is given to the party; or

          (2) the party disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, this Master Agreement, any

          Confirmation executed and delivered by that party or any Transaction evidenced by such a Confirmation (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

     (iii) Credit Support Default.

          (1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

          (2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document, or any security interest granted by such party or such Credit Support
          Provider to the other party pursuant to any such Credit Support Document, to be in full force and effect for the purpose of this Agreement (in each case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

          (3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

     (iv) Misrepresentation. A representation (other than a representation under Section 3(e) or 3(f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

     (v) Default Under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:-

          (1) defaults (other than by failing to make a delivery) under a Specified Transaction or any credit support arrangement relating to a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, such default results in a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction;

          (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment due on the last payment or exchange date of, or any payment on early termination of, a Specified Transaction (or, if there is no applicable notice requirement or grace period, such default continues for at least one Local Business Day);

          (3) defaults in making any delivery due under (including any delivery due on the last delivery or exchange date of) a Specified Transaction or any credit support arrangement relating to a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, such default results in a liquidation of, an acceleration of obligations under, or an early termination of, all transactions outstanding under the documentation applicable to that Specified Transaction; or

          (4) disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, a Specified Transaction or any credit support arrangement relating to a Specified Transaction that is, in either case, confirmed or evidenced by a document or other confirming evidence executed and delivered by that party, Credit Support Provider or Specified Entity (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

     (vi) Cross-Default. If "Cross-Default" is specified in the Schedule as applying to the party, the occurrence or existence of:-

          (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) where the aggregate principal amount of such agreements or instruments, either alone or together with the amount, if any, referred to in clause (2) below, is not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments before it would otherwise have been due and payable; or

          (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments under such agreements or instruments on the due date for payment (after giving effect to any applicable notice requirement or grace period) in an aggregate amount, either alone or together with the amount, if any, referred to in clause (1) above, of not less than the applicable Threshold Amount;

     (vii) Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:-

          (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4)(A) institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official, or (B) has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and such proceeding or petition is instituted or presented by a person or entity not described in clause (A) above and either (I) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (II) is not dismissed, discharged, stayed or restrained in each case within 15 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 15 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) above (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

     (viii) Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, or reorganises, reincorporates or reconstitutes into or as, another entity and, at the time of such consolidation, amalgamation, merger, transfer, reorganisation, reincorporation or reconstitution:-

          (1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party; or

          (2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b) Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes (subject to Section 5(c)) an Illegality if the event is specified in clause (i) below, a Force Majeure Event if the event is specified in clause (ii) below, a Tax Event if the event is specified in clause (iii) below, a Tax Event Upon Merger if the event is specified in clause (iv) below, and, if specified to be applicable, a Credit Event Upon Merger if the event is specified pursuant to clause (v) below or an Additional Termination Event if the event is specified pursuant to clause (vi) below:-

     (i) Illegality. After giving effect to any applicable provision, disruption fallback or remedy specified in, or pursuant to, the relevant Confirmation or elsewhere in this Agreement, due to an event or circumstance (other than any action taken by a party or, if applicable, any Credit Support Provider of such party) occurring after a Transaction is entered into, it becomes unlawful under any applicable law (including without limitation the laws of any country in which payment, delivery or compliance is required by either party or any Credit Support Provider, as the case may be), on any day, or it would be unlawful if the relevant payment, delivery or compliance were required on that day (in each case, other than as a result of a breach by the party of Section 4(b)):-

          (1) for the Office through which such party (which will be the Affected Party) makes and receives payments or deliveries with respect to such Transaction to perform any absolute or contingent obligation to make a payment or delivery in respect of such Transaction, to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

          (2) for such party or any Credit Support Provider of such party (which will be the Affected Party) to perform any absolute or contingent obligation to make a payment or delivery which such party or Credit Support Provider has under any Credit Support Document relating to such Transaction, to receive a payment or delivery under such Credit Support Document or to comply with any other material provision of such Credit Support Document;

     (ii) Force Majeure Event. After giving effect to any applicable provision, disruption fallback or remedy specified in, or pursuant to, the relevant Confirmation or elsewhere in this Agreement, by reason of force majeure or act of state occurring after a Transaction is entered into, on any day:-

          (1) the Office through which such party (which will be the Affected Party) makes and receives payments or deliveries with respect to such Transaction is prevented from performing any absolute or contingent obligation to make a payment or delivery in respect of such Transaction, from receiving a payment or delivery in respect of such Transaction or from complying with any other material provision of this Agreement relating to such Transaction (or would be so prevented if such payment, delivery or compliance were required on that day), or it becomes impossible or impracticable for such Office so to perform, receive or comply (or it would be impossible or impracticable for such Office so to perform, receive or comply if such payment, delivery or compliance were required on that day); or

          (2) such party or any Credit Support Provider of such party (which will be the Affected Party) is prevented from performing any absolute or contingent obligation to make a payment or delivery which such party or Credit Support Provider has under any Credit Support Document relating to such Transaction, from receiving a payment or delivery under such Credit Support Document or from complying with any other material provision of such Credit Support Document (or would be so prevented if such payment, delivery or compliance were required on that day), or it becomes impossible or impracticable for such party or Credit Support Provider so to perform, receive or comply (or it would be impossible or impracticable for such party or Credit Support Provider so to perform, receive or comply if such payment, delivery or compliance were required on that day), so long as the force majeure or act of state is beyond the control of such Office, such party or such Credit Support Provider, as appropriate, and such Office, party or Credit Support Provider could not, after using all reasonable efforts (which will not require such party or Credit Support Provider to incur a loss, other than immaterial, incidental expenses), overcome such prevention, impossibility or impracticability;

(iii) Tax Event. Due to (1) any action taken by a taxing authority, or brought in a court of competent jurisdiction, after a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (2) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Settlement Date (A) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 9(h)) or (B) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 9(h)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

(iv) Tax Event Upon Merger. The party (the "Burdened Party") on the next succeeding Scheduled Settlement Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 9(h)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets (or any substantial part of the assets comprising the business conducted by it as of the date of this Master Agreement) to, or reorganising, reincorporating or reconstituting into or as, another entity (which will be the Affected Party) where such action does not constitute a Merger Without Assumption;

(v) Credit Event Upon Merger. If "Credit Event Upon Merger" is specified in the Schedule as applying to the party, a Designated Event (as defined below) occurs with respect to such party, any Credit Support Provider of such party or any applicable Specified Entity of such party (in each case, "X") and such Designated Event does not constitute a Merger Without Assumption, and the creditworthiness of X or, if applicable, the successor, surviving or transferee entity of X, after taking into account any applicable Credit Support Document, is materially weaker immediately after the occurrence of such Designated Event than that of X immediately prior to the occurrence of such Designated Event (and, in any such event, such party or its successor, surviving or transferee entity, as appropriate, will be the Affected Party). A "Designated Event" with respect to X means that:-

          (1) X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets (or any substantial part of the assets comprising the business conducted by X as of the date of this Master Agreement) to, or reorganises, reincorporates or reconstitutes into or as, another entity;

          (2) any person, related group of persons or entity acquires directly or indirectly the beneficial ownership of (A) equity securities having the power to elect a majority of the board of directors (or its equivalent) of X or (B) any other ownership interest enabling it to exercise control of X; or

          (3) X effects any substantial change in its capital structure by means of the issuance, incurrence or guarantee of debt or the issuance of
          (A)  preferred  stock  or  other   securities   convertible   into  or
          exchangeable for debt or preferred stock or (B) in the case of entities other than corporations, any other form of ownership interest; or

     (vi) Additional Termination Event. If any "Additional Termination Event" is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties will be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c) Hierarchy of Events.

     (i) An event or circumstance that constitutes or gives rise to an Illegality or a Force Majeure Event will not, for so long as that is the case, also constitute or give rise to an Event of Default under Section 5(a)(i), 5(a)(ii)(1) or 5(a)(iii)(1) insofar as such event or circumstance relates to the failure to make any payment or delivery or a failure to comply with any other material provision of this Agreement or a Credit Support Document, as the case may be.

     (ii) Except in circumstances contemplated by clause (i) above, if an event or circumstance which would otherwise constitute or give rise to an Illegality or a Force Majeure Event also constitutes an Event of Default or any other Termination Event, it will be treated as an Event of Default or such other Termination Event, as the case may be, and will not constitute or give rise to an Illegality or a Force Majeure Event.

     (iii) If an event or circumstance which would otherwise constitute or give rise to a Force Majeure Event also constitutes an Illegality, it will be treated as an Illegality, except as described in clause (ii) above, and not a Force Majeure Event.

(d) Deferral of Payments and Deliveries During Waiting Period. If an Illegality or a Force Majeure Event has occurred and is continuing with respect to a Transaction, each payment or delivery which would otherwise be required to be made under that Transaction will be deferred to, and will not be due until:-

     (i) the first Local Business Day or, in the case of a delivery, the first Local Delivery Day (or the first day that would have been a Local Business Day or Local Delivery Day, as appropriate, but for the occurrence of the event or circumstance constituting or giving rise to that Illegality or Force Majeure Event) following the end of any applicable Waiting Period in respect of that Illegality or Force Majeure Event, as the case may be; or

     (ii) if earlier, the date on which the event or circumstance constituting or giving rise to that Illegality or Force Majeure Event ceases to exist or, if such date is not a Local Business Day or, in the case of a delivery, a Local Delivery Day, the first following day that is a Local Business Day or Local Delivery Day, as appropriate.

(e) Inability of Head or Home Office to Perform Obligations of Branch. If (i) an Illegality or a Force Majeure Event occurs under Section 5(b)(i)(1) or 5(b)(ii)(1) and the relevant Office is not the Affected Party's head or home office, (ii) Section 10(a) applies, (iii) the other party seeks performance of the relevant obligation or compliance with the relevant provision by the Affected Party's head or home office and (iv) the Affected Party's head or home office fails so to perform or comply due to the occurrence of an event or circumstance which would, if that head or home office were the Office through which the Affected Party makes and receives payments and deliveries with respect to the relevant Transaction, constitute or give rise to an Illegality or a Force Majeure Event, and such failure would otherwise constitute an Event of Default under Section 5(a)(i)or 5(a)(iii)(1) with respect to such party, then, for so long as the relevant event or circumstance continues to exist with respect to both the Office referred to in Section 5(b)(i)(1) or 5(b)(ii)(1), as the case may be, and the Affected Party's head or home office, such failure will not constitute an Event of Default under Section 5(a)(i) or 5(a)(iii)(1).

6. Early Termination; Close-Out Netting

(a) Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the "Defaulting Party") has occurred and is then continuing, the other party (the "Non-defaulting Party") may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, "Automatic Early Termination" is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b) Right to Terminate Following Termination Event.

     (i) Notice. If a Termination Event other than a Force Majeure Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction, and will also give the other party such other information about that Termination Event as the other party may reasonably require. If a Force Majeure Event occurs, each party will, promptly upon becoming aware of it, use all reasonable efforts to notify the other party, specifying the nature of that Force Majeure Event, and will also give the other party such other information about that Force Majeure Event as the other party may reasonably require.

     (ii) Transfer to Avoid Termination Event. If a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, other than immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected
     Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

     If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

     Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party's policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

     (iii) Two Affected Parties. If a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice of such occurrence is given under
     Section 6(b)(i) to avoid that Termination Event.

     (iv)  Right to Terminate.

     (1) If:-

          (A) a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

          (B) a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party,

     the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there are two Affected Parties, or the Non-affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, if the relevant Termination Event is then continuing, by not more than 20 days notice to the other party, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

     (2) If at any time an Illegality or a Force Majeure Event has occurred and is then continuing and any applicable Waiting Period has expired:-

          (A) Subject to clause (B) below, either party may, by not more than 20 days notice to the other party, designate (I) a day not earlier than the day on which such notice becomes effective as an Early Termination Date in respect of all Affected Transactions or (II) by specifying in that notice the Affected Transactions in respect of which it is designating the relevant day as an Early Termination Date, a day not earlier than two Local Business Days following the day on which such notice becomes effective as an Early Termination Date in respect of less than all Affected Transactions. Upon receipt of a notice designating an Early Termination Date in respect of less than all Affected Transactions, the other party may, by notice to the designating party, if such notice is effective on or before the day so designated, designate that same day as an Early Termination Date in respect of any or all other Affected Transactions.

          (B) An Affected Party (if the Illegality or Force Majeure Event relates to performance by such party or any Credit Support Provider of such party of an obligation to make any payment or delivery under, or to compliance with any other material provision of, the relevant Credit Support Document) will only have the right to designate an Early Termination Date under Section 6(b)(iv)(2)(A) as a result of an Illegality under Section 5(b)(i)(2) or a Force Majeure Event under
          Section 5(b)(ii)(2) following the prior designation by the other party of an Early Termination Date, pursuant to Section 6(b)(iv)(2)(A), in respect of less than all Affected Transactions.

(c) Effect of Designation.

     (i) If notice designating an Early Termination Date is given under Section 6(a) or 6(b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

     (ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 9(h)(i) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date will be determined pursuant to Sections 6(e) and 9(h)(ii).

(d) Calculations; Payment Date.

     (i) Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including any quotations, market data or information from internal sources used in making such calculations), (2) specifying (except where there are two Affected Parties) any Early Termination Amount payable and (3) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation or market data obtained in determining a Close-out Amount, the records of the party obtaining such quotation or market data will be conclusive evidence of the existence and accuracy of such quotation or market data.

     (ii) Payment Date. An Early Termination Amount due in respect of any Early Termination Date will, together with any amount of interest payable pursuant to Section 9(h)(ii)(2), be payable (1) on the day on which notice of the amount payable is effective in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default and (2) on the day which is two Local Business Days after the day on which notice of the amount payable is effective (or, if there are two Affected Parties, after the day on which the statement provided pursuant to clause (i) above by the second party to provide such a statement is effective) in the case of an Early Termination Date which is designated as a result of a Termination Event.

(e) Payments on Early Termination. If an Early Termination Date occurs, the amount, if any, payable in respect of that Early Termination Date (the "Early Termination Amount") will be determined pursuant to this Section 6(e) and will be subject to Section 6(f).

     (i) Events of Default. If the Early Termination Date results from an Event of Default, the Early Termination Amount will be an amount equal to (1) the sum of (A) the Termination Currency Equivalent of the Close-out Amount or Close-out Amounts (whether positive or negative) determined by the Non-defaulting Party for each Terminated Transaction or group of Terminated Transactions, as the case may be, and (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (2) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If the Early Termination Amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of the Early Termination Amount to the Defaulting Party.

     (ii) Termination Events. If the Early Termination Date results from a Termination Event:-

          (1) One Affected Party. Subject to clause (3) below, if there is one Affected Party, the Early Termination Amount will be determined in accordance with Section 6(e)(i), except that references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and to the Non-affected Party, respectively.

          (2) Two Affected Parties. Subject to clause (3) below, if there are two Affected Parties, each party will determine an amount equal to the Termination Currency Equivalent of the sum of the Close-out Amount or Close-out Amounts (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions, as the case may be, and the Early Termination Amount will be an amount equal to (A) the sum of (I) one-half of the difference between the higher amount so determined (by party "X") and the lower amount so determined (by party "Y") and (II) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to Y. If the Early Termination Amount is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of the Early Termination Amount to Y.

          (3) Mid-Market Events. If that Termination Event is an Illegality or a Force Majeure Event, then the Early Termination Amount will be determined in accordance with clause (1) or (2) above, as appropriate, except that, for the purpose of determining a Close-out Amount or Close-out Amounts, the Determining Party will:-

               (A) if obtaining quotations from one or more third parties (or from any of the Determining Party's Affiliates), ask each third party or Affiliate (I) not to take account of the current creditworthiness of the Determining Party or any existing Credit Support Document and (II) to provide mid-market quotations; and

               (B) in any other case, use mid-market values without regard to the creditworthiness of the Determining Party.


     (iii) Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because Automatic Early Termination applies in respect of a party, the Early Termination Amount will be subject to such adjustments as are appropriate and permitted by applicable law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under
     Section 6(d)(ii).

     (iv) Adjustment for Illegality or Force Majeure Event. The failure by a party or any Credit Support Provider of such party to pay, when due, any Early Termination Amount will not constitute an Event of Default under
     Section 5(a)(i) or 5(a)(iii)(1) if such failure is due to the occurrence of an event or circumstance which would, if it occurred with respect to payment, delivery or compliance related to a Transaction, constitute or give rise to an Illegality or a Force Majeure Event. Such amount will (1) accrue interest and otherwise be treated as an Unpaid Amount owing to the other party if subsequently an Early Termination Date results from an Event of Default, a Credit Event Upon Merger or an Additional Termination Event in respect of which all outstanding Transactions are Affected Transactions and (2) otherwise accrue interest in accordance with Section 9(h)(ii)(2).

     (v) Pre-Estimate.  The parties agree that an amount  recoverable under this
     Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks, and, except as otherwise provided in this Agreement, neither party will be entitled to recover any additional damages as a consequence of the termination of the Terminated Transactions.

(f) Set-Off. Any Early Termination Amount payable to one party (the "Payee") by the other party (the "Payer"), in circumstances where there is a Defaulting Party or where there is one Affected Party in the case where either a Credit Event Upon Merger has occurred or any other Termination Event in respect of which all outstanding Transactions are Affected Transactions has occurred, will, at the option of the Non-defaulting Party or the Non-affected Party, as the case may be ("X") (and without prior notice to the Defaulting Party or the Affected Party, as the case may be), be reduced by its set-off against any other amounts ("Other Amounts") payable by the Payee to the Payer (whether or not arising under this Agreement, matured or contingent and irrespective of the currency, place of payment or place of booking of the obligation). To the extent that any Other Amounts are so set off, those Other Amounts will be discharged promptly and in all respects. X will give notice to the other party of any set-off effected under this Section 6(f).

For this purpose, either the Early Termination Amount or the Other Amounts (or the relevant portion of such amounts) may be converted by X into the currency in which the other is denominated at the rate of exchange at which such party would be able, in good faith and using commercially reasonable procedures, to purchase the relevant amount of such currency.

If an obligation is unascertained, X may in good faith estimate that obligation and set off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.

Nothing in this Section 6(f) will be effective to create a charge or other security interest. This Section 6(f) will be without prejudice and in addition to any right of set-off, offset, combination of accounts, lien, right of retention or withholding or similar right or requirement to which any party is at any time otherwise entitled or subject (whether by operation of law, contract or otherwise).

7. Transfer

Subject to Section 6(b)(ii) and to the extent permitted by applicable law, neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:-

(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b) a party may make such a transfer of all or any part of its interest in any Early Termination Amount payable to it by a Defaulting Party, together with any amounts payable on or with respect to that interest and any other rights associated with that interest pursuant to Sections 8, 9(h) and 11.

Any purported transfer that is not in compliance with this Section 7 will be void.

8. Contractual Currency

(a) Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the "Contractual Currency"). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in good faith and using commercially reasonable procedures in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b) Judgments. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered
(i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in clause (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the

Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purpose of such judgment or order and the rate of exchange at which such party is able, acting in good faith and usin gcommercially reasonable procedures in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party.

(c) Separate Indemnities. To the extent permitted by applicable law, the indemnities in this Section 8 constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d) Evidence of Loss. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

9. Miscellaneous

(a) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter. Each of the parties acknowledges that in entering into this Agreement it has not relied on any oral or written representation, warranty or other assurance (except as provided for or referred to in this Agreement) and waives all rights and remedies which might otherwise be available to it in respect thereof, except that nothing in this Agreement will limit or exclude any liability of a party for fraud.

(b) Amendments. An amendment, modification or waiver in respect of this Agreement will only be effective if in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system.

(c) Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d) Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e) Counterparts and Confirmations.

     (i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission and by electronic messaging system), each of which will be deemed an original.

     (ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation will be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes, by an exchange of electronic messages on an electronic messaging system or by an exchange of e-mails, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex, electronic message or e-mail constitutes a Confirmation.

(f) No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g) Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

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

(h)  Interest and Compensation.

     (i) Prior to Early Termination. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction:-

          (1) Interest on Defaulted Payments. If a party defaults in the performance of any payment obligation, it will, to the extent permitted by applicable law and subject to Section 6(c), pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as the overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment (and excluding any period in respect of which interest or compensation in respect of the overdue amount is due pursuant to clause (3)(B) or (C) below), at the Default Rate.

          (2) Compensation for Defaulted Deliveries. If a party defaults in the performance of any obligation required to be settled by delivery, it will on demand (A) compensate the other party to the extent provided for in the relevant Confirmation or elsewhere in this Agreement and
          (B) unless otherwise provided in the relevant Confirmation or elsewhere in this Agreement, to the extent permitted by applicable law and subject to Section 6(c), pay to the other party interest (before as well as after judgment) on an amount equal to the fair market value of that which was required to be delivered in the same currency as that amount, for the period from (and including) the originally scheduled date for delivery to (but excluding) the date of actual delivery (and excluding any period in respect of which interest or compensation in respect of that amount is due pursuant to clause (4) below), at the Default Rate. The fair market value of any obligation referred to above will be determined as of the originally scheduled date for delivery, in good faith and using commercially reasonable procedures, by the party that was entitled to take delivery.

          (3) Interest on Deferred Payments. If:-

               (A) a party does not pay any amount that, but for Section 2(a)(iii), would have been payable, it will, to the extent permitted by applicable law and subject to Section 6(c) and clauses (B) and (C) below, pay interest (before as well as after judgment) on that amount to the other party on demand (after such amount becomes payable) in the same currency as that amount, for the period from (and including) the date the amount would, but for Section 2(a)(iii), have been payable to (but excluding) the date the amount actually becomes payable, at the Applicable Deferral Rate;

               (B) a payment is deferred pursuant to Section 5(d), the party which would otherwise have been required to make that payment will, to the extent permitted by applicable law, subject to
               Section 6(c) and for so long as no Event of Default or Potential Event of Default with respect to that party has occurred and is continuing, pay interest (before as well as after judgment) on the amount of the deferred payment to the other party on demand (after such amount becomes payable) in the same currency as the deferred payment, for the period from (and including) the date the amount would, but for Section 5(d), have been payable to (but excluding) the earlier of the date the payment is no longer deferred pursuant to Section 5(d) and the date during the deferral period upon which an Event of Default or Potential Event of Default with respect to that party occurs, at the Applicable Deferral Rate; or

               (C) a party fails to make any payment due to the occurrence of an Illegality or a Force Majeure Event (after giving effect to any deferral period contemplated by clause (B) above), it will, to the extent permitted by applicable law, subject to Section 6(c) and for so long as the event or circumstance giving rise to that Illegality or Force Majeure Event continues and no Event of Default or Potential Event of Default with respect to that party has occurred and is continuing, pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as the overdue amount, for the period from (and including) the date the party fails to make the payment due to the occurrence of the relevant Illegality or Force Majeure Event (or, if later, the date the payment is no longer deferred pursuant to Section 5(d)) to (but excluding) the earlier of the date the event or circumstance giving rise to that Illegality or Force Majeure Event ceases to exist and the date during the period upon which an Event of Default or Potential Event of Default with respect to that party occurs (and excluding any period in respect of which interest or compensation in respect of the overdue amount is due pursuant to clause (B) above), at the Applicable Deferral Rate.

          (4) Compensation for Deferred Deliveries. If:-

               (A) a party does not perform any obligation that, but for Section 2(a)(iii), would have been required to be settled by delivery;

               (B) a delivery is deferred pursuant to Section 5(d); or

               (C) a party fails to make a delivery due to the occurrence of an Illegality or a Force Majeure Event at a time when any applicable Waiting Period has expired,

          the party required (or that would otherwise have been required) to make the delivery will, to the extent permitted by applicable law and subject to Section 6(c), compensate and pay interest to the other party on demand (after, in the case of clauses (A) and (B) above, such delivery is required) if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

     (ii) Early Termination. Upon the occurrence or effective designation of an Early Termination Date in respect of a Transaction:-

          (1) Unpaid Amounts. For the purpose of determining an Unpaid Amount in respect of the relevant Transaction, and to the extent permitted by applicable law, interest will accrue on the amount of any payment obligation or the amount equal to the fair market value of any obligation required to be settled by delivery included in such determination in the same currency as that amount, for the period from (and including) the date the relevant obligation was (or would have been but for Section 2(a)(iii) or 5(d)) required to have been performed to (but excluding) the relevant Early Termination Date, at the Applicable Close-out Rate.

          (2) Interest on Early Termination Amounts. If an Early Termination Amount is due in respect of such Early Termination Date, that amount will, to the extent permitted by applicable law, be paid together with interest (before as well as after judgment) on that amount in the Termination Currency, for the period from (and including) such Early Termination Date to (but excluding) the date the amount is paid, at the Applicable Close-out Rate.

     (iii) Interest Calculation. Any interest pursuant to this Section 9(h) will be calculated on the basis of daily compounding and the actual number of days elapsed.

10.Offices; Multibranch Parties

(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to and agrees with the other party that, notwithstanding the place of booking or its jurisdiction of incorporation or organisation, its obligations are the same in terms of recourse against it as if it had entered into the Transaction through its head or home office, except that a party will not have recourse to the head or home office of the other party in respect of any payment or delivery deferred pursuant to Section 5(d) for so long as the payment or delivery is so deferred. This representation and agreement will be deemed to be repeated by each party on each date on which the parties enter into a Transaction.

(b) If a party is specified as a Multibranch Party in the Schedule, such party may, subject to clause (c) below, enter into a Transaction through, book a Transaction in and make and receive payments and deliveries with respect to a Transaction through any Office listed in respect of that party in the Schedule (but not any other Office unless otherwise agreed by the parties in writing).

(c) The Office through which a party enters into a Transaction will be the Office specified for that party in the relevant Confirmation or as otherwise agreed by the parties in writing, and, if an Office for that party is not specified in the Confirmation or otherwise agreed by the parties in writing, its head or home office. Unless the parties otherwise agree in writing, the Office through which a party enters into a Transaction will also be the Office in which it books the Transaction and the Office through which it makes and receives payments and deliveries with respect to the Transaction. Subject to Section 6(b)(ii), neither party may change the Office in which it books the Transaction or the Office through which it makes and receives payments or deliveries with respect to a Transaction without the prior written consent of the other party.

11. Expenses

A Defaulting Party will on demand indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees, execution fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12. Notices

(a) Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner described below (except that a notice or other communication under Section 5 or 6 may not be given by electronic messaging system or e-mail) to the address or number or in accordance with the electronic messaging system or e-mail details provided (see the Schedule) and will be deemed effective as indicated:-

     (i) if in writing and delivered in person or by courier, on the date it is delivered;

     (ii) if sent by telex, on the date the recipient's answerback is received;

     (iii) if sent by facsimile transmission, on the date it is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine);

     (iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date it is delivered or its delivery is attempted;

     (v) if sent by electronic messaging system, on the date it is received; or

     (vi) if sent by e-mail, on the date it is delivered,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication will be deemed given and effective on the first following day that is a Local Business Day.

(b) Change of Details. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system or e-mail details at which notices or other communications are to be given to it.

13. Governing Law and Jurisdiction

(a) Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b) Jurisdiction. With respect to any suit, action or proceedings relating to any dispute arising out of or in connection with this Agreement ("Proceedings"), each party irrevocably:-

     (i) submits:-

          (1) if this  Agreement  is expressed to be governed by English law, to
          (A) the non-exclusive jurisdiction of the English courts if the Proceedings do not involve a Convention Court and (B) the exclusive jurisdiction of the English courts if the Proceedings do involve a Convention Court; or

          (2) if this Agreement is expressed to be governed by the laws of the State of New York, to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City;

     (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party; and

     (iii) agrees, to the extent permitted by applicable law, that the bringing of Proceedings in any one or more jurisdictions will not preclude the bringing of Proceedings in any other jurisdiction.

(c) Service of Process. Each party irrevocably appoints the Process Agent, if any, specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party's Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12(a)(i), 12(a)(iii) or 12(a)(iv). Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by applicable law.

(d) Waiver of Immunities. Each party irrevocably waives, to the extent permitted by applicable law, with respect to itself and its revenues and assets
(irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction or order for specific performance or recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

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

14. Definitions

As used in this Agreement:-

"Additional Representation" has the meaning specified in Section 3.

"Additional Termination Event" has the meaning specified in Section 5(b).

"Affected Party" has the meaning specified in Section 5(b).

"Affected Transactions" means (a) with respect to any Termination Event consisting of an Illegality, Force Majeure Event, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event (which, in the case of an Illegality under Section 5(b)(i)(2) or a Force Majeure Event under Section 5(b)(ii)(2), means all Transactions unless the relevant Credit Support Document references only certain Transactions, in which case those Transactions and, if the relevant Credit Support Document constitutes a Confirmation for a Transaction, that Transaction) and (b) with respect to any other Termination Event, all Transactions.

"Affiliate" means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, "control" of any entity or person means ownership of a majority of the voting power of the entity or person.

"Agreement" has the meaning specified in Section 1(c).

"Applicable Close-out Rate" means:-

(a) in respect of the determination of an Unpaid Amount:-

     (i) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

     (ii) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate;

     (iii) in respect of obligations deferred pursuant to Section 5(d), if there is no Defaulting Party and for so long as the deferral period continues, the Applicable Deferral Rate; and

     (iv) in all other cases following the occurrence of a Termination Event (except where interest accrues pursuant to clause (iii) above), the Applicable Deferral Rate; and

(b) in respect of an Early Termination Amount:-

     (i) for the period from (and including) the relevant Early Termination Date to (but excluding) the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable:-

          (1) if the Early Termination Amount is payable by a Defaulting Party, the Default Rate;

          (2) if the Early Termination Amount is payable by a Non-defaulting Party, the Non-default Rate; and

          (3) in all other cases, the Applicable Deferral Rate; and

     (ii) for the period from (and including) the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable to (but excluding) the date of actual payment:-

          (1) if a party fails to pay the Early Termination Amount due to the occurrence of an event or circumstance which would, if it occurred with respect to a payment or delivery under a Transaction, constitute or give rise to an Illegality or a Force Majeure Event, and for so long as the Early Termination Amount remains unpaid due to the continuing existence of such event or circumstance, the Applicable Deferral Rate;

          (2) if the Early Termination Amount is payable by a Defaulting Party (but excluding any period in respect of which clause (1) above applies), the Default Rate;

          (3) if the Early Termination Amount is payable by a Non-defaulting Party (but excluding any period in respect of which clause (1) above applies), the Non-default Rate; and

          (4) in all other cases, the Termination Rate.

"Applicable Deferral Rate" means:-

(a) for the purpose of Section 9(h)(i)(3)(A), the rate certified by the relevant payer to be a rate offered to the payer by a major bank in a relevant interbank market for overnight deposits in the applicable currency, such bank to be selected in good faith by the payer for the purpose of obtaining a representative rate that will reasonably reflect conditions prevailing at the time in that relevant market;

(b) for purposes of Section 9(h)(i)(3)(B) and clause (a)(iii) of the definition of Applicable Close-out Rate, the rate certified by the relevant payer to be a rate offered to prime banks by a major bank in a relevant interbank market for overnight deposits in the applicable currency, such bank to be selected in good faith by the payer after consultation with the other party, if practicable, for the purpose of obtaining a representative rate that will reasonably reflect conditions prevailing at the time in that relevant market; and

(c) for purposes of Section  9(h)(i)(3)(C)  and clauses  (a)(iv),  (b)(i)(3) and
(b)(ii)(1) of the definition of Applicable Close-out Rate, a rate equal to the arithmetic mean of the rate determined pursuant to clause (a) above and a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount.

"Automatic Early Termination" has the meaning specified in Section 6(a).

"Burdened Party" has the meaning specified in Section 5(b)(iv).

"Change in Tax Law" means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs after the parties enter into the relevant Transaction.

"Close-out Amount" means, with respect to each Terminated Transaction or each group of Terminated Transactions and a Determining Party, the amount of the losses or costs of the Determining Party that are or would be incurred under then prevailing circumstances (expressed as a positive number) or gains of the Determining Party that are or would be realised under then prevailing circumstances (expressed as a negative number) in replacing, or in providing for the Determining Party the economic equivalent of, (a) the material terms of that Terminated Transaction or group of Terminated Transactions, including the payments and deliveries by the parties under Section 2(a)(i) in respect of that Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date (assuming satisfaction of the conditions precedent in Section
2(a)(iii)) and (b) the option rights of the parties in respect of that Terminated Transaction or group of Terminated Transactions.

Any Close-out Amount will be determined by the Determining Party (or its agent), which will act in good faith and use commercially reasonable procedures in order to produce a commercially reasonable result. The Determining Party may determine a Close-out Amount for any group of Terminated Transactions or any individual Terminated Transaction but, in the aggregate, for not less than all Terminated Transactions. Each Close-out Amount will be determined as of the Early Termination Date or, if that would not be commercially reasonable, as of the date or dates following the Early Termination Date as would be commercially reasonable.

Unpaid Amounts in respect of a Terminated Transaction or group of Terminated Transactions and legal fees and out-of-pocket expenses referred to in Section 11 are to be excluded in all determinations of Close-out Amounts.

In determining a Close-out Amount, the Determining Party may consider any relevant information, including, without limitation, one or more of the following types of information: -

(i) quotations (either firm or indicative) for replacement transactions supplied by one or more third parties that may take into account the creditworthiness of the Determining Party at the time the quotation is provided and the terms of any relevant documentation, including credit support documentation, between the Determining Party and the third party providing the quotation;

(ii) information consisting of relevant market data in the relevant market supplied by one or more third parties including, without limitation, relevant rates, prices, yields, yield curves, volatilities, spreads, correlations or other relevant market data in the relevant market; or

(iii) information of the types described in clause (i) or (ii) above from internal sources (including any of the Determining Party's Affiliates) if that information is of the same type used by the Determining Party in the regular course of its business for the valuation of similar transactions.

The Determining Party will consider, taking into account the standards and procedures described in this definition, quotations pursuant to clause (i) above or relevant market data pursuant to clause (ii) above unless the Determining Party reasonably believes in good faith that such quotations or relevant market data are not readily available or would produce a result that would not satisfy those standards. When considering information described in clause (i), (ii) or
(iii) above, the Determining Party may include costs of funding, to the extent costs of funding are not and would not be a component of the other information being utilised. Third parties supplying quotations pursuant to clause (i) above or market data pursuant to clause (ii) above may include, without limitation, dealers in the relevant markets, end-users of the relevant product, information vendors, brokers and other sources of market information.

Without duplication of amounts calculated based on information described in clause (i), (ii) or (iii) above, or other relevant information, and when it is commercially reasonable to do so, the Determining Party may in addition consider in calculating a Close-out Amount any loss or cost incurred in connection with its terminating, liquidating or re-establishing any hedge related to a Terminated Transaction or group of Terminated Transactions (or any gain resulting from any of them).

Commercially reasonable procedures used in determining a Close-out Amount may include the following:-

(1)  application to relevant  market data from third parties  pursuant to clause
(ii) above or information from internal sources pursuant to clause (iii) above of pricing or other valuation models that are, at the time of the determination of the Close-out Amount, used by the Determining Party in the regular course of its business in pricing or valuing transactions between the Determining Party and unrelated third parties that are similar to the Terminated Transaction or group of Terminated Transactions; and

(2) application of different valuation methods to Terminated Transactions or groups of Terminated Transactions depending on the type, complexity, size or number of the Terminated Transactions or group of Terminated Transactions.

"Confirmation" has the meaning specified in the preamble.

"consent" includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

"Contractual Currency" has the meaning specified in Section 8(a).

"Convention Court" means any court which is bound to apply to the Proceedings either Article 17 of the 1968 Brussels Convention on Jurisdiction and the Enforcement of Judgments in Civil and Commercial Matters or Article 17 of the 1988 Lugano Convention on Jurisdiction and the Enforcement of Judgments in Civil and Commercial Matters.

"Credit Event Upon Merger" has the meaning specified in Section 5(b).

"Credit Support Document" means any agreement or instrument that is specified as such in this Agreement.

"Credit Support Provider" has the meaning specified in the Schedule.

"Cross-Default" means the event specified in Section 5(a)(vi).

"Default Rate" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

"Defaulting Party" has the meaning specified in Section 6(a).

"Designated Event" has the meaning specified in Section 5(b)(v).

"Determining Party" means the party determining a Close-out Amount.

"Early Termination Amount" has the meaning specified in Section 6(e).

"Early Termination Date" means the date determined in accordance with Section 6(a) or 6(b)(iv).

"electronic messages" does not include e-mails but does include documents expressed in markup languages, and "electronic messaging system" will be construed accordingly.

"English law" means the law of England and Wales, and "English" will be construed accordingly.

"Event of Default" has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

"Force Majeure Event" has the meaning specified in Section 5(b).

"General Business Day" means a day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits).

"Illegality" has the meaning specified in Section 5(b).

"Indemnifiable Tax" means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

"law" includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority), and "unlawful" will be construed accordingly.

"Local Business Day" means (a) in relation to any obligation under Section 2(a)(i), a General Business Day in the place or places specified in the relevant Confirmation and a day on which a relevant settlement system is open or operating as specified in the relevant Confirmation or, if a place or a settlement system is not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) for the purpose of determining when a Waiting Period expires, a General Business Day in the place where the event or circumstance that constitutes or gives rise to the Illegality or Force Majeure Event, as the case may be, occurs, (c) in relation to any other payment, a General Business Day in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment and, if that currency does not have a single recognised principal financial centre, a day on which the settlement system necessary to accomplish such payment is open, (d) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), a General Business Day (or a day that would have been a General Business Day but for the occurrence of an event or circumstance which would, if it occurred with respect to payment, delivery or compliance related to a Transaction, constitute or give rise to an Illegality or a Force Majeure Event) in the place specified in the address for notice provided by the recipient and, in the case of a notice contemplated by
Section  2(b),  in the place where the relevant new account is to be located and
(e) in relation to Section 5(a)(v)(2), a General Business Day in the relevant locations for performance with respect to such Specified Transaction.

"Local Delivery Day" means, for purposes of Sections 5(a)(i) and 5(d), a day on which settlement systems necessary to accomplish the relevant delivery are generally open for business so that the delivery is capable of being accomplished in accordance with customary market practice, in the place specified in the relevant Confirmation or, if not so specified, in a location as determined in accordance with customary market practice for the relevant delivery.

"Master Agreement" has the meaning specified in the preamble.

"Merger Without Assumption" means the event specified in Section 5(a)(viii).

"Multiple  Transaction  Payment  Netting"  has the meaning  specified in Section
2(c).

"Non-affected Party" means, so long as there is only one Affected Party, the other party.

"Non-default Rate" means the rate certified by the Non-defaulting Party to be a rate offered to the Non-defaulting Party by a major bank in a relevant interbank market for overnight deposits in the applicable currency, such bank to be selected in good faith by the Non-defaulting Party for the purpose of obtaining a representative rate that will reasonably reflect conditions prevailing at the time in that relevant market.

"Non-defaulting Party" has the meaning specified in Section 6(a).

"Office" means a branch or office of a party, which may be such party's head or home office.

"Other Amounts" has the meaning specified in Section 6(f).

"Payee" has the meaning specified in Section 6(f).

"Payer" has the meaning specified in Section 6(f).

"Potential Event of Default" means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

"Proceedings" has the meaning specified in Section 13(b).

"Process Agent" has the meaning specified in the Schedule.

"rate of exchange" includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

"Relevant Jurisdiction" means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

"Schedule" has the meaning specified in the preamble.

"Scheduled Settlement Date" means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

"Specified Entity" has the meaning specified in the Schedule.

"Specified Indebtedness" means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

"Specified Transaction" means, subject to the Schedule, (a) any transaction (including an agreement with respect to any such transaction) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is not a Transaction under this Agreement but (i) which is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions) or (ii) which is a type of transaction that is similar to any transaction referred to in clause (i) above that is currently, or in the future becomes, recurrently entered into in the financial markets (including terms and conditions incorporated by reference in such agreement) and which is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are to be made, (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

"Stamp Tax" means any stamp, registration, documentation or similar tax.

"Stamp Tax Jurisdiction" has the meaning specified in Section 4(e).

"Tax" means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

"Tax Event" has the meaning specified in Section 5(b).

"Tax Event Upon Merger" has the meaning specified in Section 5(b).

"Terminated Transactions" means, with respect to any Early Termination Date, (a) if resulting from an Illegality or a Force Majeure Event, all Affected Transactions specified in the notice given pursuant to Section 6(b)(iv), (b) if resulting from any other Termination Event, all Affected Transactions and (c) if resulting from an Event of Default, all Transactions in effect either immediately before the effectiveness of the notice designating that Early Termination Date or, if Automatic Early Termination applies, immediately before that Early Termination Date.

"Termination Currency" means (a) if a Termination Currency is specified in the Schedule and that currency is freely available, that currency, and (b) otherwise, euro if this Agreement is expressed to be governed by English law or United States Dollars if this Agreement is expressed to be governed by the laws of the State of New York.

"Termination Currency Equivalent" means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the "Other Currency"), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Close-out Amount is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

"Termination Event" means an Illegality, a Force Majeure Event, a Tax Event, a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

"Termination Rate" means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

"Threshold Amount" means the amount, if any, specified as such in the Schedule.

"Transaction" has the meaning specified in the preamble.

"Unpaid Amounts" owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii) or due but for Section 5(d)) to such party under Section 2(a)(i) or 2(d)(i)(4) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date, (b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii) or 5(d)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered and (c) if the Early Termination Date results from an Event of Default, a Credit Event Upon Merger or an Additional Termination Event in respect of which all outstanding Transactions are Affected Transactions, any Early Termination Amount due prior to such Early Termination Date and which remains unpaid as of such Early Termination Date, in each case together with any amount of interest accrued or other compensation in respect of that obligation or deferred obligation, as the case may be, pursuant to Section 9(h)(ii)(1) or (2), as appropriate. The fair market value of any obligation referred to in clause (b) above will be determined as of the originally scheduled date for delivery, in good faith and using commercially reasonable procedures, by the party obliged to make the determination under
Section 6(e) or, if each party is so obliged, it will be the average of the Termination Currency Equivalents of the fair market values so determined by both parties.

"Waiting Period" means:-

(a) in respect of an event or circumstance under Section 5(b)(i), other than in the case of Section 5(b)(i)(2) where the relevant payment, delivery or compliance is actually required on the relevant day (in which case no Waiting Period will apply), a period of three Local Business Days (or days that would have been Local Business Days but for the occurrence of that event or circumstance) following the occurrence of that event or circumstance; and

(b) in respect of an event or circumstance under Section 5(b)(ii), other than in the case of Section 5(b)(ii)(2) where the relevant payment, delivery or compliance is actually required on the relevant day (in which case no Waiting Period will apply), a period of eight Local Business Days (or days that would have been Local Business Days but for the occurrence of that event or circumstance) following the occurrence of that event or circumstance.





IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.



                    WELLS FARGO BANK, N.A., SOLELY AS SECURITIES ADMINISTRATOR ON BEHALF OF BANC OF AMERICA FUNDING 2007-1 TRUST


                    ------------------------------------------------------------
                                         (Name of Party)

BANK OF AMERICA, N.A.
-------------------------
   (Name of Party)



By:                                     By:
-----------------------------             -----------------------------
Name:                                     Name:

Title:                                    Title:

Date:                                     Date:

(Unilateral Form) (ISDA Agreements Subject to New York Law Only)

                                     ISDA(R)
              International Swaps and Derivatives Association, Inc.

                              CREDIT SUPPORT ANNEX

                             to the Schedule to the

                                MASTER AGREEMENT


                          dated as of January 30, 2007


                                     between



BANK OF  AMERICA,  N.A.  and            WELLS FARGO  BANK,  N.A.,  SOLELY AS
                                       SECURITIES  ADMINISTRATOR  ON  BEHALF
                                      OF  BANC  OF  AMERICA FUNDING 2007-1 TRUST

----------------------------          ------------------------------------------
      ("Party A")                               ("Party B")


This Annex supplements, forms part of, and is subject to, the above-referenced Agreement, is part of its Schedule and is a Credit Support Document under this Agreement with respect to each party.

Accordingly, the parties agree as follows:

Paragraph 1. Interpretation

(a) Definitions and Inconsistency. Capitalized terms not otherwise defined herein or elsewhere in this Agreement have the meanings specified pursuant to Paragraph 12, and all references in this Annex to Paragraphs are to Paragraphs of this Annex. In the event of any inconsistency between this Annex and the other provisions of this Schedule, this Annex will prevail, and in the event of any inconsistency between Paragraph 13 and the other provisions of this Annex, Paragraph 13 will prevail.

(b) Secured Party and Pledgor. All references in this Annex to the "Secured Party" will be to either party when acting in that capacity and all corresponding references to the "Pledgor" will be to the other party when acting in that capacity; provided, however, that if Other Posted Support is held by a party to this Annex, all references herein to that party as the Secured Party with respect to that Other Posted Support will be to that party as the beneficiary thereof and will not subject that support or that party as the beneficiary thereof to provisions of law generally relating to security interests and secured parties.

Paragraph 2. Security Interest

Each party, as the Pledgor, hereby pledges to the other party, as the Secured Party, as security for its Obligations, and grants to the Secured Party a first priority continuing security interest in, lien on and right of Set-off against all Posted Collateral Transferred to or received by the Secured Party hereunder. Upon the Transfer by the Secured Party to the Pledgor of Posted Collateral, the security interest and lien granted hereunder on that Posted Collateral will be released immediately and, to the extent possible, without any further action by either party.

Paragraph 3. Credit Support Obligations

(a) Delivery Amount. Subject to Paragraphs 4 and 5, upon a demand made by the Secured Party on or promptly following a Valuation Date, if the Delivery Amount for that Valuation Date equals or exceeds the Pledgor's Minimum Transfer Amount, then the Pledgor will Transfer to the Secured Party Eligible Credit Support having a Value as of the date of Transfer at least equal to the applicable Delivery Amount (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the "Delivery Amount"
     applicable to the Pledgor for any Valuation Date will equal the amount by which:

     (i)  the Credit Support Amount

          exceeds

     (ii) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party.

(b) Return Amount. Subject to Paragraphs 4 and 5, upon a demand made by the Pledgor on or promptly following a Valuation Date, if the Return Amount for that Valuation Date equals or exceeds the Secured Party's Minimum Transfer Amount, then the Secured Party will Transfer to the Pledgor Posted Credit Support specified by the Pledgor in that demand having a Value as of the date of Transfer as close as practicable to the applicable Return Amount (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the "Return Amount" applicable to the Secured Party for any Valuation Date will equal the amount by which:

     (i) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party exceeds

     (ii) the Credit Support Amount.

"Credit Support Amount" means, unless otherwise specified in Paragraph 13, for any Valuation Date (i) the Secured Party's Exposure for that Valuation Date plus
(ii) the aggregate of all Independent Amounts applicable to the Pledgor, if any, minus (iii) all Independent Amounts applicable to the Secured Party, if any, minus (iv) the Pledgor's Threshold; provided, however, that the Credit Support Amount will be deemed to be zero whenever the calculation of Credit Support Amount yields a number less than zero.

Paragraph  4.  Conditions   Precedent,   Transfer   Timing,   Calculations   and
Substitutions

     (a) Conditions Precedent. Each Transfer obligation of the Pledgor under Paragraphs 3 and 5 and of the Secured Party under Paragraphs 3, 4(d)(ii), 5 and 6(d) is subject to the conditions precedent that:

          (i) no Event of Default, Potential Event of Default or Specified Condition has occurred and is continuing with respect to the other party; and

          (ii) no Early Termination Date for which any unsatisfied payment obligations exist has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the other party.

     (b) Transfer Timing. Subject to Paragraphs 4(a) and 5 and unless otherwise specified, if a demand for the Transfer of Eligible Credit Support or Posted Credit Support is made by the Notification Time, then the relevant Transfer will be made not later than the close of business on the next Local Business Day; if a demand is made after the Notification Time, then the relevant Transfer will be made not later than the close of business on the second Local Business Day thereafter.

     (c) Calculations. All calculations of Value and Exposure for purposes of Paragraphs 3 and 6(d) will be made by the Valuation Agent as of the Valuation Time. The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time on the Local Business Day following the applicable Valuation Date (or in the case of Paragraph 6(d), following the date of calculation).

     (d)  Substitutions.

          (i) Unless otherwise specified in Paragraph 13, upon notice to the Secured Party specifying the items of Posted Credit Support to be exchanged, the Pledgor may, on any Local Business Day, Transfer to the Secured Party substitute Eligible Credit Support (the "Substitute Credit Support"); and

          (ii) subject to Paragraph 4(a), the Secured Party will Transfer to the Pledgor the items of Posted Credit Support specified by the Pledgor in its notice not later than the Local Business Day following the date on which the Secured Party receives the Substitute Credit Support, unless otherwise specified in Paragraph 13 (the "Substitution Date"); provided that the Secured Party only will be obligated to Transfer Posted Credit Support with a Value as of the date of Transfer of that Posted Credit Support equal to the Value as of that date of the Substitute Credit Support.

Paragraph 5. Dispute Resolution

If a party (a "Disputing Party") disputes (I) the Valuation Agent's calculation of a Delivery Amount or a Return Amount or (II) the Value of any Transfer of Eligible Credit Support or Posted Credit Support, then (1) the Disputing Party will notify the other party and the Valuation Agent and the other party (if the Valuation Agent is not the other party) not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the case of (I) above or (Y) the date of Transfer in the case of
(II) above, (2) subject to Paragraph 4(a), the appropriate party will Transfer the undisputed amount to the other party not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the case of (I) above or (Y) the date of Transfer in the case of
(II) above, (3) the parties will consult with each other in an attempt to resolve the dispute and (4) if they fail to resolve the dispute by the Resolution Time, then:

     (i) In the case of a dispute involving a Delivery Amount or Return Amount, unless otherwise specified in Paragraph 13, the Valuation Agent will recalculate the Exposure and the Value as of the Recalculation Date by:

          (A) utilizing any calculations of Exposure for the Transactions (or Swap Transactions) that the parties have agreed are not in dispute;

          (B) calculating the Exposure for the Transactions (or Swap Transactions) in dispute by seeking four actual quotations at mid-market from Reference Market-makers for purposes of calculating Market Quotation, and taking the arithmetic average of those obtained; provided that if four quotations are not available for a particular Transaction (or Swap Transaction), then fewer than four quotations may be used for that Transaction (or Swap Transaction); and if no quotations are available for a particular Transaction (or Swap Transaction), then the Valuation Agent's original calculations will be used for that Transaction (or Swap Transaction); and

          (C)  utilizing   the   procedures   specified   in  Paragraph  13  for
               calculating the Value, if disputed, of Posted Credit Support.

     (ii) In the case of a dispute involving the Value of any Transfer of Eligible Credit Support or Posted Credit Support, the Valuation Agent will recalculate the Value as of the date of Transfer pursuant to Paragraph 13.

Following a recalculation pursuant to this Paragraph, the Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) not later than the Notification Time on the Local Business Day following the Resolution Time. The appropriate party will, upon demand following that notice by the Valuation Agent or a resolution pursuant to (3) above and subject to Paragraphs 4(a) and 4(b), make the appropriate Transfer.

Paragraph 6. Holding and Using Posted Collateral

(a) Care of Posted Collateral. Without limiting the Secured Party's rights under Paragraph 6(c), the Secured Party will exercise reasonable care to assure the safe custody of all Posted Collateral to the extent required by applicable law, and in any event the Secured Party will be deemed to have exercised reasonable care if it exercises at least the same degree of care as it would exercise with respect to its own property. Except as specified in the preceding sentence, the Secured Party will have no duty with respect to Posted Collateral, including, without limitation, any duty to collect any Distributions, or enforce or preserve any rights pertaining thereto.

(b)  Eligibility to Hold Posted Collateral; Custodians.

     (i) General. Subject to the satisfaction of any conditions specified in Paragraph 13 for holding Posted Collateral, the Secured Party will be entitled to hold Posted Collateral or to appoint an agent (a "Custodian") to hold Posted Collateral for the Secured Party. Upon notice by the Secured Party to the Pledgor of the appointment of a Custodian, the Pledgor's obligations to make any Transfer will be discharged by making the Transfer to that Custodian. The holding of Posted Collateral by a Custodian will be deemed to be the holding of that Posted Collateral by the Secured Party for which the Custodian is acting.

     (ii) Failure to Satisfy Conditions. If the Secured Party or its Custodian fails to satisfy any conditions for holding Posted Collateral, then upon a demand made by the Pledgor, the Secured Party will, not later than five Local Business Days after the demand, Transfer or cause its Custodian to Transfer all Posted Collateral held by it to a Custodian that satisfies those conditions or to the Secured Party if it satisfies those conditions.

     (iii) Liability. The Secured Party will be liable for the acts or omissions of its Custodian to the same extent that the Secured Party would be liable hereunder for its own acts or omissions.

(c) Use of Posted Collateral. Unless otherwise specified in Paragraph 13 and without limiting the rights and obligations of the parties under Paragraphs 3, 4(d)(ii), 5, 6(d) and 8, if the Secured Party is not a Defaulting Party or an Affected Party with respect to a Specified Condition and no Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then the Secured Party will, notwithstanding Section 9-207 of the New York Uniform Commercial Code, have the right to:

     (i) sell, pledge, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in its business any Posted Collateral it holds, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor; and

     (ii) register any Posted Collateral in the name of the Secured Party, its Custodian or a nominee for either.

For purposes of the obligation to Transfer Eligible Credit Support or Posted Credit Support pursuant to Paragraphs 3 and 5 and any rights or remedies authorized under this Agreement, the Secured Party will be deemed to continue to hold all Posted Collateral and to receive Distributions made thereon, regardless of whether the Secured Party has exercised any rights with respect to any Posted Collateral pursuant to (i) or (ii) above.

(d) Distributions and Interest Amount.

     (i) Distributions. Subject to Paragraph 4(a), if the Secured Party receives or is deemed to receive Distributions on a Local Business Day, it will Transfer to the Pledgor not later than the following Local Business Day any Distributions it receives or is deemed to receive to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose).

     (ii) Interest Amount. Unless otherwise specified in Paragraph 13 and subject to Paragraph 4(a), in lieu of any interest, dividends or other amounts paid or deemed to have been paid with respect to Posted Collateral in the form of Cash (all of which may be retained by the Secured Party), the Secured Party will Transfer to the Pledgor at the times specified in Paragraph 13 the Interest Amount to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose). The Interest Amount or portion thereof not Transferred pursuant to this Paragraph will constitute Posted Collateral in the form of Cash and will be subject to the security interest granted under Paragraph 2.

Paragraph 7. Events of Default

For purposes of Section 5(a)(iii)(1) of this Agreement, an Event of Default will exist with respect to a party if:

          (i) that party fails (or fails to cause its Custodian) to make, when due, any Transfer of Eligible Collateral, Posted Collateral or the Interest Amount, as applicable, required to be made by it and that failure continues for two Local Business Days after notice of that failure is given to that party;

          (ii) that party fails to comply with any restriction or prohibition specified in this Annex with respect to any of the rights specified in Paragraph 6(c) and that failure continues for five Local Business Days after notice of that failure is given to that party; or

          (iii) that party fails to comply with or perform any agreement or obligation other than those specified in Paragraphs 7(i) and 7(ii) and that failure continues for 30 days after notice of that failure is given to that party.

Paragraph 8. Certain Rights and Remedies

(a) Secured Party's Rights and Remedies. If at any time (1) an Event of Default or Specified Condition with respect to the Pledgor has occurred and is continuing or (2) an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Pledgor, then, unless the Pledgor has paid in full all of its Obligations that are then due, the Secured Party may exercise one or more of the following rights and remedies:

     (i) all rights and remedies available to a secured party under applicable law with respect to Posted Collateral held by the Secured Party;

     (ii) any other rights and remedies available to the Secured Party under the terms of Other Posted Support, if any;

     (iii) the right to Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and

     (iv) the right to liquidate any Posted Collateral held by the Secured Party through one or more public or private sales or other dispositions with such notice, if any, as may be required under applicable law, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor (with the Secured Party having the right to purchase any or all of the Posted Collateral to be sold) and to apply the proceeds (or the Cash equivalent thereof) from the liquidation of the Posted Collateral to any amounts payable by the Pledgor with respect to any Obligations in that order as the Secured Party may elect.

Each party acknowledges and agrees that Posted Collateral in the form of securities may decline speedily in value and is of a type customarily sold on a recognized market, and, accordingly, the Pledgor is not entitled to prior notice of any sale of that Posted Collateral by the Secured Party, except any notice that is required under applicable law and cannot be waived.

(b) Pledgor's Rights and Remedies. If at any time an Early Termination Date has occurred or been designated as the result of an Event of Default or

     Specified Condition with respect to the Secured Party, then (except in the case of an Early Termination Date relating to less than all Transactions (or Swap Transactions) where the Secured Party has paid in full all of its obligations that are then due under Section 6(e) of this Agreement):

     (i) the Pledgor may exercise all rights and remedies available to a pledgor under applicable law with respect to Posted Collateral held by the Secured Party;

     (ii) the Pledgor may exercise any other rights and remedies available to the Pledgor under the terms of Other Posted Support, if any;

     (iii) the Secured Party will be obligated immediately to Transfer all Posted Collateral and the Interest Amount to the Pledgor; and

     (iv) to the extent that Posted Collateral or the Interest Amount is not so Transferred pursuant to (iii) above, the Pledgor may:

          (A) Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and

          (B) to the extent that the Pledgor does not Set-off under (iv)(A) above, withhold payment of any remaining amounts payable by the Pledgor with respect to any Obligations, up to the Value of any remaining Posted Collateral held by the Secured Party, until that Posted Collateral is Transferred to the Pledgor.

(c) Deficiencies and Excess Proceeds. The Secured Party will Transfer to the Pledgor any proceeds and Posted Credit Support remaining after liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b) after satisfaction in full of all amounts payable by the Pledgor with respect to any Obligations; the Pledgor in all events will remain liable for any amounts remaining unpaid after any liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b).

(d) Final Returns. When no amounts are or thereafter may become payable by the Pledgor with respect to any Obligations (except for any potential liability under Section 2(d) of this Agreement), the Secured Party will Transfer to the Pledgor all Posted Credit Support and the Interest Amount, if any.

Paragraph 9. Representations

Each party represents to the other party (which representations will be deemed to be repeated as of each date on which it, as the Pledgor, Transfers Eligible Collateral) that:

     (i) it has the power to grant a security interest in and lien on any Eligible Collateral it Transfers as the Pledgor and has taken all necessary actions to authorize the granting of that security interest and lien;

     (ii) it is the sole owner of or otherwise has the right to Transfer all Eligible Collateral it transfers to the Secured Party hereunder, free and clear of any security interest, lien, encumbrance or other restrictions other than the security interest and lien granted under Paragraph 2;

     (iii) upon the Transfer of any Eligible Collateral to the Secured Party under the terms of this Annex, the Secured Party will have a valid and perfected first priority security interest therein (assuming that any central clearing corporation or any third-party financial intermediary or other entity not within the control of the Pledgor involved in the Transfer of that Eligible Collateral gives the notices and takes the action required of it under applicable law for perfection of that interest); and

     (iv) the performance by it of its obligations under this Annex will not result in the creation of any security interest, lien or other encumbrance on any Posted Collateral other than the security interest and lien granted under Paragraph 2.

Paragraph 10. Expenses

(a) General. Except as otherwise provided in Paragraphs 10(b) and 10(c), each party will pay its own costs and expenses in connection with performing its obligations under this Annex and neither party will be liable for any costs and expenses incurred by the other party in connection herewith.

(b) Posted Credit Support. The Pledgor will promptly pay when due all taxes, assessments or charges of any nature that are imposed with respect to Posted Credit Support held by the Secured Party upon becoming aware of the same, regardless of whether any portion of that Posted Credit Support is subsequently disposed of under Paragraph 6(c), except for those taxes, assessments and charges that result from the exercise of the Secured Party's rights under Paragraph 6(c).

(c) Liquidation/Application of Posted Credit Support. All reasonable costs and expenses incurred by or on behalf of the Secured Party or the Pledgor in connection with the liquidation and/or application of any Posted Credit Support under Paragraph 8 will be payable, on demand and pursuant to the Expenses Section of this Agreement, by the Defaulting Party or, if there is no Defaulting Party, equally by the parties.


Paragraph 11.  Miscellaneous

(a) Default Interest. A Secured Party that fails to make, when due, any Transfer of Posted Collateral or the Interest Amount will be obligated to pay the Pledgor (to the extent permitted under applicable law) an amount equal to interest at the Default Rate multiplied by the Value of the items of property that were required to be Transferred, from (and including) the date that Posted Collateral or Interest Amount was required to be Transferred to (but excluding) the date of Transfer of that Posted Collateral or Interest Amount. This interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(b) Further Assurances. Promptly following a demand made by a party, the other party will execute, deliver, file and record any financing statement, specific assignment or other document and take any other action that may be necessary or desirable and reasonably requested by that party to create, preserve, perfect or validate any security interest or lien granted under Paragraph 2, to enable that party to exercise or enforce its rights under this Annex with respect to Posted Credit Support or an Interest Amount or to effect or document a release of a security interest on Posted Collateral or an Interest Amount.

(c) Further Protection. The Pledgor will promptly give notice to the Secured Party of, and defend against, any suit, action, proceeding or lien that involves Posted Credit Support Transferred by the Pledgor or that could adversely affect the security interest and lien granted by it under Paragraph 2, unless that suit, action, proceeding or lien results from the exercise of the Secured Party's rights under Paragraph 6(c).

(d) Good Faith and Commercially Reasonable Manner. Performance of all obligations under this Annex including, but not limited to, all calculations, valuations and determinations made by either party, will be made in good faith and in a commercially reasonable manner.

(e) Demands and Notices. All demands and notices made by a party under this Annex will be made as specified in the Notices Section of this Agreement, except as otherwise provided in Paragraph 13.

(f) Specifications of Certain Matters. Anything referred to in this Annex as being specified in Paragraph 13 also may be specified in one or more Confirmations or other documents and this Annex will be construed accordingly.

Paragraph 12. Definitions

As used in this Annex:--

"Cash" means the lawful currency of the United States of America.

"Credit Support Amount" has the meaning specified in Paragraph 3.

"Custodian" has the meaning specified in Paragraphs 6(b)(i) and 13.

"Delivery Amount" has the meaning specified in Paragraph 3(a).

"Disputing Party" has the meaning specified in Paragraph 5.

"Distributions" means with respect to Posted Collateral other than Cash, all principal, interest and other payments and distributions of cash or other property with respect thereto, regardless of whether the Secured Party has disposed of that Posted Collateral under Paragraph 6(c). Distributions will not include any item of property acquired by the Secured Party upon any disposition or liquidation of Posted Collateral or, with respect to any Posted Collateral in the form of Cash, any distributions on that collateral, unless otherwise specified herein.

"Eligible Collateral" means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.

"Eligible Credit Support" means Eligible Collateral and Other Eligible Support.

"Exposure" means for any Valuation Date or other date for which Exposure is calculated and subject to Paragraph 5 in the case of a dispute, the amount, if any, that would be payable to a party that is the Secured Party by the other party (expressed as a positive number) or by a party that is the Secured Party to the other party (expressed as a negative number) pursuant to Section 6(e)(ii)(2)(A) of this Agreement as if all Transactions (or Swap Transactions) were being terminated as of the relevant Valuation Time; provided that Market Quotation will be determined by the Valuation Agent using its estimates at mid-market of the amounts that would be paid for Replacement Transactions (as that term is defined in the definition of "Market Quotation").

"Independent Amount" means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

"Interest Amount" means, with respect to an Interest Period, the aggregate sum of the amounts of interest calculated for each day in that Interest Period on the principal amount of Posted Collateral in the form of Cash held by the Secured Party on that day, determined by the Secured Party for each such day as follows:

     (x)  the amount of that Cash on that day; multiplied by

     (y)  the Interest Rate in effect for that day; divided by

     (z)  360.

"Interest Period" means the period from (and including) the last Local Business Day on which an Interest Amount was Transferred (or, if no Interest Amount has yet been Transferred, the Local Business Day on which Posted Collateral in the form of Cash was Transferred to or received by the Secured Party) to (but excluding) the Local Business Day on which the current Interest Amount is to be Transferred.

"Interest Rate" means the rate specified in Paragraph 13.

"Local Business Day", unless otherwise specified in Paragraph 13, has the meaning specified in the Definitions Section of this Agreement, except that references to a payment in clause (b) thereof will be deemed to include a Transfer under this Annex.

"Minimum Transfer Amount" means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

"Notification Time" has the meaning specified in Paragraph 13.

"Obligations" means, with respect to a party, all present and future obligations of that party under this Agreement and any additional obligations specified for that party in Paragraph 13.

"Other Eligible Support" means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.

"Other Posted Support" means all Other Eligible Support Transferred to the Secured Party that remains in effect for the benefit of that Secured Party.

"Pledgor" means either party, when that party (i) receives a demand for or is required to Transfer Eligible Credit Support under Paragraph 3(a) or (ii) has Transferred Eligible Credit Support under Paragraph 3(a).

"Posted Collateral" means all Eligible Collateral, other property, Distributions, and all proceeds thereof that have been Transferred to or received by the Secured Party under this Annex and not Transferred to the Pledgor pursuant to Paragraph 3(b), 4(d)(ii) or 6(d)(i) or released by the Secured Party under Paragraph 8. Any Interest Amount or portion thereof not Transferred pursuant to Paragraph 6(d)(ii) will constitute Posted Collateral in the form of Cash.

"Posted Credit Support" means Posted Collateral and Other Posted Support.

"Recalculation Date" means the Valuation Date that gives rise to the dispute under Paragraph 5; provided, however, that if a subsequent Valuation Date occurs under Paragraph 3 prior to the resolution of the dispute, then the "Recalculation Date" means the most recent Valuation Date under Paragraph 3.

"Resolution Time" has the meaning specified in Paragraph 13.

"Return Amount" has the meaning specified in Paragraph 3(b).

"Secured Party" means either party, when that party (i) makes a demand for or is entitled to receive Eligible Credit Support under Paragraph 3(a) or (ii) holds or is deemed to hold Posted Credit Support.

"Specified Condition" means, with respect to a party, any event specified as such for that party in Paragraph 13.

"Substitute Credit Support" has the meaning specified in Paragraph 4(d)(i).

"Substitution Date" has the meaning specified in Paragraph 4(d)(ii).

"Threshold" means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

"Transfer" means, with respect to any Eligible Credit Support, Posted Credit Support or Interest Amount, and in accordance with the instructions of the Secured Party, Pledgor or Custodian, as applicable:

     (i) in the case of Cash, payment or delivery by wire transfer into one or more bank accounts specified by the recipient;

     (ii) in the case of certificated securities that cannot be paid or delivered by book-entry, payment or delivery in appropriate physical form to the recipient or its account accompanied by any duly executed instruments of transfer, assignments in blank, transfer tax stamps and any other documents necessary to constitute a legally valid transfer to the recipient;

     (iii) in the case of securities that can be paid or delivered by book-entry, the giving of written instructions to the relevant depository institution or other entity specified by the recipient, together with a written copy thereof to the recipient, sufficient if complied with to result in a legally effective transfer of the relevant interest to the recipient; and

     (iv) in the case of Other Eligible Support or Other Posted Support, as specified in Paragraph 13.

"Valuation Agent" has the meaning specified in Paragraph 13.

"Valuation Date" means each date specified in or otherwise determined pursuant to Paragraph 13.

"Valuation  Percentage"  means,  for  any  item  of  Eligible  Collateral,   the
percentage specified in Paragraph 13.

"Valuation Time" has the meaning specified in Paragraph 13.

"Value" means for any Valuation Date or other date for which Value is calculated and subject to Paragraph 5 in the case of a dispute, with respect to:

     (i)  Eligible Collateral or Posted Collateral that is:

          (A)  Cash, the amount thereof; and

          (B) a security, the bid price obtained by the Valuation Agent multiplied by the applicable Valuation Percentage, if any;

     (ii) Posted Collateral that consists of items that are not specified as Eligible Collateral, zero; and

     (iii) Other Eligible Support and Other Posted Support, as specified in Paragraph 13.

Paragraph 13. Elections and Variables

(a) Security Interest for "Obligations". The term "Obligations" as used in this Annex includes no additional obligations with respect to Party A or Party B.

(b)  Credit Support Obligations.

     (i) "Delivery Amount", "Return Amount" will have the meanings specified in Paragraphs 3(a), 3(b) and 3, respectively, except that the words "upon a demand made by the Transferee on or promptly following a Valuation Date" shall be deleted and replaced by the words "on each Valuation Date".

     (ii) "Credit Support Amount" (x) means the Amount required under Paragraph 13(o) (in the case of a Party A Rating Event relating to an action taken by S&P); (y) has the meaning specified under the relevant definition of Ratings Criteria (in the case of Moody's First Trigger Event or Moody's Second Trigger Event); or (z) means Party B's Exposure under the Agreement to which this Annex relates (in the case of a Party A Rating Event relating to an action taken by Fitch), in each case as calculated on a daily basis by the Valuation Agent. The Credit Support Amount shall be calculated by reference to the provisions set forth in this Annex which would result in Party A transferring the greatest amount of Eligible Credit Support to Party
          B. In circumstances where more than one of the Ratings Criteria apply, the Credit Support Amount shall be calculated by reference to the Ratings Criteria which would result in Party A transferring the greatest amount of Eligible Credit Support.

     (iii) Eligible Collateral. The following items will qualify as "Eligible Collateral":




                                                      Valuation       Moody's First       Moody's Second
                                                   Percentage:*       Ratings Trigger     Ratings Trigger      S&P
      (A)                     Cash:   US  Dollars                          100%                100%            100%
              in depository account form.

      (B)     U.S.      Treasury      Securities:                          100%%               100%            98%
              negotiable debt obligations  issued
              by  the  U.S.  Treasury  Department
              ("Treasuries")  having a  remaining
              maturity  of up  to  and  not  more
              than 1 year.

      (C)     Treasuries   having   a   remaining                          100%             99% (1-2yr)        90%
              maturity  of  greater  than  1 year                                           98% (2-3yr)
              but not more than 10 years.                                                   97% (3-5yr)
                                                                                            95% (5-7yr)
                                                                                           94% (7-10yr)
                                       12

      (D)     Treasuries   having   a   remaining                          100%            89% (10-20yr)       84%
              maturity of greater than 10 years.                                            87% (>20yr)

      (E)     Agency Securities:  negotiable debt                          100%                 99%            98%
              obligations    of    the    Federal                                           94% (5-7yr)
              National    Mortgage    Association                                          93% (7-10yr)
              (FNMA),  Federal Home Loan Mortgage
              Corporation  (FHLMC),  Federal Home
              Loan  Banks  (FHLB),  Federal  Farm
              Credit Banks  (FFCB),  Student Loan
              Marketing Association (SLMA), Tennessee Valley Authority (TVA)
              (collectively, "Agency Securities") having a remaining maturity of not more than 1 year.

      (F)     Agency    Securities    having    a                          100%             98% (1-2yr)        92%
              remaining  maturity of greater than                                           97% (2-3yr)
              1 year but not more than 5 years.                                             96% (3-5yr)

      (G)     Agency    Securities    having    a                          100%             94% (5-7yr)        88%
              remaining  maturity of greater than                                          93% (7-10yr)
              5 years but not more than 10 years.

      (H)     Agency    Securities    having    a                          100%                 88%            79%
              remaining maturity of greater than 10 years but not more than 20 years.

      (I)     Agency    Securities    having    a                          100%                 86%            76%
              remaining maturity of greater than 20 years but not more than 30 years.

      (J)     FHLMC    Certificates.     Mortgage                           81%                 81%            81%
              participation  certificates  issued
              by   FHLMC   evidencing   undivided
              interests  or   participations   in
              pools  of first  lien  conventional
              or FHA/VA residential  mortgages or
              deeds  of  trust,   guaranteed   by

                                       13

              FHLMC,   and  having  a   remaining
              maturity of not more than 30 years.

      (K)     FNMA                  Certificates.                           81%                 81%            81%
              Mortgage-backed        pass-through
              certificates    issued    by   FNMA
              evidencing  undivided  interests in
              pools of first  lien  mortgages  or
              deeds  of   trust  on   residential
              properties,   guaranteed  by  FNMA,
              having a remaining  maturity of not
              more than 30 years.

      (L)     GNMA Certificates.  Mortgage-backed                           81%                 81%            81%
              pass-through   certificates  issued
              by  private  entities,   evidencing
              undivided  interests  in  pools  of
              first  lien  mortgages  or deeds of
              trust on single family  residences,
              guaranteed   by   the    Government
              National    Mortgage    Association
              (GNMA)  with  the  full  faith  and
              credit of the  United  States,  and
              having a remaining  maturity of not
              more than 30 years.

      (M)     Commercial    Paper.     Commercial                           80%                 80%           99.0%
              Paper  with a  rating  of at  least
              P-1 by  Moody's,  at  least  F-1 by
              Fitch and at least  A-1+ by S&P and
              having a remaining  maturity of not
              more than 30 days.
      (N)     Other.   Other   items  of   Credit                    % to be            % to be determined   % to be
              Support     approved     by    each                    determined                              determined
              applicable  rating agency with such
              valuation       percentages      as
              determined   by   each   applicable
              rating agency.


* The Valuation Percentage shall equal the percentage specified under such Rating Agency's name above. If Party A is rated by more than one Rating Agency specified above, the Valuation Percentage shall equal the lowest of the applicable percentages specified above.

     (iv) There shall be no "Other Eligible Support" for Party A for purposes of this Annex.

     (v)  Thresholds.

          (A)  "Independent   Amount"   means  with  respect  to  Party  A:  Not
               Applicable.  "Independent  Amount" means with respect to Party B:
               Not Applicable.

          (B) "Threshold" means with respect to Party A: Infinity; provided that for so long as Party A is not above the Moody's First Trigger Required Ratings and S&P's Ratings Event and either (i) Party A had been below the Moody's First Trigger Required Ratings or below S&P's Ratings Event since this Annex was executed or
               (ii) at least 30 Local calendar Days have elapsed since the last time Party A was above both theMoody's First Trigger Required Ratings and S&P's Ratings Event, the Threshold with respect to Party A shall be zero; further, provided, if a Ratings Event has occurred and is continuing pursuant to Part 1(l)(v) of the Agreement, the Threshold shall be zero in the event Party A fails to assign all of its rights and obligations under the Agreement on or before the 20th day after the date of a Ratings Event (as described in Part 1(l)(v) of the Schedule) continues to exist. Party A will post Eligible Collateral on or prior to the 20th day following a Ratings Event.

               "Threshold" means with respect to Party B: Not Applicable.

          (C) "Minimum Transfer Amount" means with respect to Party A: $ 10,000. "Minimum Transfer Amount" means with respect to Party B:
               $ 10,000.

          (D) Rounding. The Delivery Amount will be rounded up and the Return Amount will be rounded down to the nearest integral multiple of $10,000.00, respectively.

(c) Valuation and Timing.

     (i) "Valuation Agent" means Party A; provided, however, that notwithstanding anything to the contrary set forth in this Annex, the Valuation Agent shall not be required to notify Party B of any of the Valuation Agent's calculations of Value, Exposure, Delivery Amount or Return Amount under this Annex unless requested to do so (either verbally or in writing) by Party B in each instance.

     (ii) "Valuation Date" means: each local Business Day which if treated as a Valuation Date would result in a Delivery Amount or Return Amount.

     (iii) "Valuation Time" means:

          [ ] the close of business in the city of the Valuation Agent on the Valuation Date or date of calculation, as applicable;

          [ X ] the close of business on the Local Business Day before the Valuation Date or date of calculation, as applicable;

          provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

          (iv) "Notification Time" means 1:00 p.m., New York time, on a Local Business Day.

(d)  Conditions Precedent. No event shall constitute a "Specified Condition".

(e)  Substitution.

     (i) "Substitution Date" means the Local Business Day in New York on which the Secured Party is able to confirm irrevocable receipt of the Substitute Credit Support, provided that (x) such receipt is confirmed before 3:00 p.m. (New York time) on such Local Business Day in New York and (y) the Secured Party has received, before 1:00 p.m. (New York time) on the immediately preceding Local Business Day in New York, the notice of substitution described in Paragraph 4(d)(i).

     (ii) Consent. The Pledgor is not required to obtain the Secured Party's consent for any substitution pursuant to Paragraph 4(d).

(f) Dispute Resolution.

     (i) "Resolution Time" means 1:00 p.m., New York time, on the Local Business Day following the date on which a notice is given that gives rise to a dispute under Paragraph 5.

     (ii) Value. For the purpose of Paragraphs 5(i)(C) and 5(ii), the Value of Posted Credit Support will be calculated as follows: for Cash, the U.S. dollar value thereof, and for each item of Eligible Collateral (except for Cash), an amount in U.S. dollars equal to the product of
          (i) either (A) the bid price for such security quoted on such day by a principal market-maker for such security selected in good faith by the Secured Party or (B) the most recent publicly available bid price for such security as reported by a quotation service or in a medium selected in good faith and in a commercially reasonable manner by Secured Party, multiplied by (ii) the percentage figure listed in Paragraph 13(b)(ii) hereof with respect to such security.

     (iii) Alternative. The provisions of Paragraph 5 will apply.

(g) Holding and Using Posted Collateral.

     (i) Eligibility to Hold Posted Collateral; Custodians. Party B and its Custodian will be entitled to hold Posted Collateral, as applicable, pursuant to Paragraph 6(b); provided that the following conditions applicable to each party are satisfied:

          (A)  Party B, as the Secured Party, is not a Defaulting Party.

          (B) Party B hereby covenants and agrees that it will cause all Posted Collateral received from the other party to be entered in one or more accounts (each, a "Collateral Account") with a domestic office of a commercial bank, trust company or financial institution organized under the laws of the United States (or any state or a political subdivision thereof) having assets of at least $10 billion and a long term debt or deposit rating of at least (i) Baa2 from Moody's and (ii) BBB from S&P (a "Qualified Institution"), each of which accounts may include property of other parties but will bear a title indicating the Secured Party's interest in said account and the Posted Collateral in such account. In addition the Secured Party may direct the Pledgor to transfer or deliver Eligible Collateral directly into the Secured Party's Collateral Account(s). If otherwise qualified, the Secured Party may act as such Qualified
               Institution and the Secured Party may move the Collateral Accounts from one Qualified Institution to another upon reasonable notice to the Pledgor. The Secured Party shall cause statements concerning the Posted Collateral transferred or delivered by the Pledgor to be sent to the Pledgor on request, which may not be made more frequently than once in each calendar month.

     Initially, the Custodian for Party B is: Wells Fargo Bank, N.A.

     (ii) Use of Posted Collateral. The provisions of Paragraph 6(c) will not apply to Party B.

(h) Distributions and Interest Amount.

     (i) The "Interest Rate" with respect to Eligible Collateral in the form of Cash, for any day, will be the interest rate actually earned by Party B prior thereto.

     (ii) The "Transfer of Interest Amount" will be made within 3 Local Business Days after the last Local Business Day of each calendar month.

     (iii) Alternative Interest Amount. The provisions of Paragraph 6(d)(ii) will apply.

     (iv) Paragraph 12 is hereby amended by replacing the definition of "Interest Period" with the following:

          "'Interest Period' means the period from (and including) the first day of each calendar month to (and including) the last day of each calendar month."

(i) Additional Representations. None.

(j) Other Eligible Support and Other Posted Support. Not Applicable.

(k) Demands and Notices. All demands, specifications and notices made by a party to this Annex will be made to the following:

        Party A:  Bank of America, N.A.
                  Sears Tower
                  233 South Wacker Drive, Suite 2800
                  Chicago, Illinois 60606-6306
                  Telephone No.: (312) 234-3030
                  Facsimile:     (312) 234-2731

        Party B:  As set forth in the Schedule.


(l) Addresses for Transfers.

        Party A:  Cash/Interest Payments:  (USD Only)
                  Bank of America, New York
                  ABA 026009593
                  Account # 6550-619389
                  F/O Bank of America, Charlotte-Collateral

                  Eligible Collateral (other than cash):
                  BK AMERICA NC/INV
                  ABA # 053 000 196

     Party B: To be provided by Party B in writing in the notice to transfer.


(m) Other Provisions.

     (i)  This Credit Support Annex is a Security  Agreement  under the New York
          UCC.

     (ii) Paragraph 1(b) of this Annex is amended by deleting it and restating it in full as follows:

          "(b) Secured  Party and Pledgor.  All  references in this Annex to the
               "Secured Party" mean Party B, and all references in this Annex to the "Pledgor" mean Party A; provided, however, that if Other Posted Support is held by Party B, all references herein to the Secured Party with respect to that Other Posted Support will be to Party B as the beneficiary thereof and will not subject that support or Party B as the beneficiary thereof to provisions of law generally relating to security interests and secured parties."

     (iii) Paragraph 2 of this Annex is amended by deleting the first sentence thereof and restating that sentence in full as follows:

          "Party A, as the Pledgor, hereby pledges to Party B, as the Secured Party, as security for the Pledgor's Obligations, and grants to the Secured Party a first priority continuing security interest in, lien on and right of Set-off against all Posted Collateral Transferred to or received by the Secured Party hereunder."

     (iv) Only Party A makes the representations contained in Paragraph 9 of this Annex.

     (v) Paragraph 12 of this Annex is amended by deleting the definitions of "Pledgor" and "Secured Party" and replacing them with the following:"

          " `Secured Party' means Party B.
            `Pledgor' means Party A."

     (vi) Paragraph 12 is hereby amended by adding, in alphabetical order, the following:

          "Moody's" means Moody's Investor Services, Inc., or any successor to the rating business of such entity."

          "S&P" means Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to the rating business of such entity."

     (vii) The obligations of Party A, as Pledgor hereunder, to post Eligible Collateral for the benefit of Party B will only become effective if a Ratings Event has occurred and is continuing with respect to Party A and Party A has not satisfied the requirements of Part 1(l)(v) of the Agreement within 20 days of the occurrence of such Ratings Event or 30

          Local Business Days from the occurrence of a Moody's First Trigger Event or Moody's Second Trigger Event.

(o) S&P Credit Support Amount. With respect to a Ratings Event relating to an action taken by S&P, the "Credit Support Amount" shall mean with respect to a Pledgor on a Valuation Date the sum of:

     (i)  the greater of MTM and $0, plus

     (ii) VB

     where:

     "MTM" means Secured Party's Exposure;

     "VB" means the Notional Amount (as defined in the Confirmation for each outstanding Transaction under this Agreement) times the relevant percentage set out in Table A below:

TABLE A



        -------------------------------------------------------------------------------------------------------------
                                                     Volatility Buffer

        ---------------------------- -------------------------- -------------------------- --------------------------
        Counterparty                 Less than 5 years to       Less than 10 years, but    Greater than 10 years to
                                                                more than 5 years to
                                     Termination Date of the    Termination Date of the    Termination Date of the
                                     Transaction.               Transaction.               Transaction.

        ---------------------------- -------------------------- -------------------------- --------------------------
        The rating by S&P of Party   3.25%                      4.00%                      4.75%
        A's long-term unsecured,
        unsubordinated obligations
        is at least equal to "A"

        ---------------------------- -------------------------- -------------------------- --------------------------
        The rating by S&P of Party   4.00%                      5.00%                      6.25%
        A's long-term unsecured,
        unsubordinated obligations
        is equal to "A-"

        ---------------------------- -------------------------- -------------------------- --------------------------
        The rating by S&P of Party   4.50%                      6.75%                      7.50%
        A's long-term unsecured,
        unsubordinated obligations
        is equal to or less than
        "BB+"
        ---------------------------- -------------------------- -------------------------- --------------------------


(p) Moody's Ratings Criteria.

     "Ratings Criteria" means, the criteria used by Moody's ("Moody's Criteria") for the purposes of determining the amount of Eligible Credit Support Party A is required to transfer at any time when the Threshold with respect to Party A is zero.

     Moody's Criteria

     Moody's Credit Support Amount.* With respect to a Ratings Event relating to an action taken by Moody's, the "Credit Support Amount" shall mean with respect to a Pledgor on a Valuation Date the sum of:

     (i)  With respect to a Moody's First Trigger Event:

          (A)  the greater of the Secured Party's Exposure and $0, plus

          (B) Notional Amount times the relevant percentage set out in Table B below.

     (ii) With respect to a Moody's Second Trigger Event:

          (A) the greater of the Secured Party's Exposure, $0 or the amount owed by Party A on the next Payment Date (as such term is defined in the Confirmation for each outstanding Transaction under this Agreement), plus

          (B) Notional Amount times the relevant percentage set out in Table B below.

* To the extent that both the Moody's Credit Support Amount and the S&P Credit Support Amount apply, the greater of the two amounts shall be the Credit Support Amount.

TABLE B



------------------------------------- ------------------------------ ----------------------------------------
Weighted Average Life of Hedge in     Moody's First Trigger Event    Moody's Second Trigger Event has
Years                                 has Occurred                   Occurred
------------------------------------- ------------------------------ ----------------------------------------

1                                     0.15%                          0.50%
------------------------------------- ------------------------------ ----------------------------------------

2                                     0.30%                          1.00%
------------------------------------- ------------------------------ ----------------------------------------

3                                     0.40%                          1.50%
------------------------------------- ------------------------------ ----------------------------------------

4                                     0.60%                          1.90%
------------------------------------- ------------------------------ ----------------------------------------

5                                     0.70%                          2.40%
------------------------------------- ------------------------------ ----------------------------------------

6                                     0.80%                          2.80%
------------------------------------- ------------------------------ ----------------------------------------

7                                     1.00%                          3.20%
------------------------------------- ------------------------------ ----------------------------------------

8                                     1.10%                          3.60%
------------------------------------- ------------------------------ ----------------------------------------

9                                     1.20%                          4.00%
------------------------------------- ------------------------------ ----------------------------------------

10                                    1.30%                          4.40%
------------------------------------- ------------------------------ ----------------------------------------

11                                    1.40%                          4.70%

------------------------------------- ------------------------------ ----------------------------------------
12                                    1.50%                          5.00%

------------------------------------- ------------------------------ ----------------------------------------
13                                    1.60%                          5.40%

------------------------------------- ------------------------------ ----------------------------------------
14                                    1.70%                          5.70%

------------------------------------- ------------------------------ ----------------------------------------
15                                    1.80%                          6.00%

------------------------------------- ------------------------------ ----------------------------------------
16                                    1.90%                          6.30%

------------------------------------- ------------------------------ ----------------------------------------
17                                    2.00%                          6.60%

------------------------------------- ------------------------------ ----------------------------------------
18                                    2.00%                          6.90%

------------------------------------- ------------------------------ ----------------------------------------
19                                    2.00%                          7.20%

------------------------------------- ------------------------------ ----------------------------------------

                                       20

20                                    2.00%                          7.50%

------------------------------------- ------------------------------ ----------------------------------------
21                                    2.00%                          7.80%

------------------------------------- ------------------------------ ----------------------------------------
22                                    2.00%                          8.00%

------------------------------------- ------------------------------ ----------------------------------------
23                                    2.00%                          8.00%

------------------------------------- ------------------------------ ----------------------------------------
24                                    2.00%                          8.00%

------------------------------------- ------------------------------ ----------------------------------------
25                                    2.00%                          8.00%

------------------------------------- ------------------------------ ----------------------------------------
26                                    2.00%                          8.00%

------------------------------------- ------------------------------ ----------------------------------------
27                                    2.00%                          8.00%

------------------------------------- ------------------------------ ----------------------------------------
28                                    2.00%                          8.00%

------------------------------------- ------------------------------ ----------------------------------------
29                                    2.00%                          8.00%

------------------------------------- ------------------------------ ----------------------------------------
30                                    2.00%                          8.00%
------------------------------------- ------------------------------ ----------------------------------------


Accepted and agreed:

BANK OF AMERICA,  N.A.        WELLS FARGO  BANK,  N.A.,  SOLELY AS
                              SECURITIES  ADMINISTRATOR  ON BEHALF OF
                              BANC OF AMERICA FUNDING 2007-1 TRUST


By----------------------      By-----------------------------------
  Name:                         Name:
  Title:                        Title:
  Date:                         Date"










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